Filed Pursuant to Rule 424(b)(5)
Registration No.: 333-209045

The information in this preliminary prospectus supplement, which relates to an effective registration statement under the Securities Act of 1933, as amended, is not complete and may be changed. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities or a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED APRIL 11, 2017

PROSPECTUS SUPPLEMENT

(To prospectus dated February 18, 2016)

2,000,000 Depositary Shares

Each Representing 1/100th fractional interest of a Share of

7.375% Series A Cumulative Redeemable Preferred Stock

We are offering 2,000,000 depositary shares, each representing 1/100th of a share of our 7.375% Series A cumulative redeemable preferred stock, $0.001 par value per share (the “Series A Preferred Stock”). The depositary shares offered by this prospectus supplement are a further issuance of, will form a single series with, and will have the same terms as our outstanding shares of Series A Preferred Stock. As of April 10, 2017, there were 2,250,000 depositary shares outstanding.

Our depositary shares are listed on the NYSE under the symbol “CORRPrA.” On April 10, 2017, the closing sale price on the NYSE was $25.37 per share (equivalent to $25.15 per share after excluding accrued dividends from the last dividend payment date on February 28, 2017).

We will pay cumulative dividends on the shares of our Series A Preferred Stock underlying the depositary shares offered hereby in the amount of $1.84375 per depositary share for each full year, which is equivalent to 7.375% of the $25.00 liquidation preference per depositary share. The Company does not intend to defer dividend payments on the cumulative preferred stock. The first dividend on the shares of our Series A Preferred Stock underlying the depositary shares offered hereby will be payable on May 31, 2017.

We have the option to redeem all or a portion of the depositary shares offered hereby at any time on or after January 27, 2020, at $25.00 per depositary share, plus all accrued and unpaid dividends to, but not including, the date of redemption. We also will have the option to redeem all or a portion of the depositary shares at any time under circumstances intended to preserve our status as a real estate investment trust for U.S. federal and/or state income tax purposes.

The depositary shares have no stated maturity, are not subject to any sinking fund, are not convertible into or exchangeable for any other securities (other than under certain circumstances upon the occurrence of a Change of Control) and will remain outstanding indefinitely unless we decide to redeem them or they are converted in connection with a Change of Control, as described herein.

Holders of depositary shares will generally have no voting rights, except for limited voting rights if we do not pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances.

At the closing of this offering, we will deposit the shares of Series A Preferred Stock underlying the depositary shares offered hereby with Computershare Trust Company, N.A. and Computershare Inc., jointly as depositary.

The depositary shares are subject to certain restrictions on ownership and transfer designed to, among other things, preserve our qualification as a real estate investment trust (“REIT”) under the United States Internal Revenue Code of 1986, as amended (the “Code”). See “CERTAIN PROVISIONS OF OUR CHARTER AND BYLAWS AND THE MARYLAND GENERAL CORPORATION LAW — Restrictions on Ownership and Transfer” in the accompanying prospectus for more information about these restrictions.

You should read carefully this prospectus supplement and the accompanying prospectus, dated February 18, 2016, and any other supplement and or amendment thereto before you invest. These documents contain information you should consider when making your investment decision.

Investing in the depositary shares involves risks that are described in the “Risk Factors” section beginning on page S-9 of this prospectus supplement, on page 4 of the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Depositary Share	Total
Public offering price(1)	$	$
Underwriting discount(2)	$	$
Proceeds, before expenses, to us	$	$

(1)	Including accrued dividends of $ per depositary share and $ in total.
(2)	See “Underwriting.”

The underwriters may also exercise their option to purchase up to an additional 300,000 shares from us, solely to cover overallotments, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares in book-entry only form through The Depository Trust Company (“DTC”) on or about                 , 2017.

Book-Running Managers

Wells Fargo Securities	Stifel

Co-Manager

Drexel Hamilton

The date of this prospectus supplement is                 , 2017.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering of the depositary shares in two parts. The first part is this prospectus supplement, which provides the specific details regarding this offering and the depositary shares and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides general information, including information about us, the depositary shares and information that may not apply to this offering.

This prospectus supplement may add to, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus. It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus before making your investment decision. You should also read and consider the additional information incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus.

We have not, and the underwriters have not, authorized any other person to provide you with information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of the specified dates. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. We will advise investors of any material changes to the extent required by applicable law.

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FORWARD LOOKING STATEMENTS

Certain statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may be deemed “forward looking statements” within the meaning of the federal securities laws. In many cases, these forward looking statements may be identified by the use of words such as “will,” “may,” “should,” “could,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “projects,” “goals,” “objectives,” “targets,” “predicts,” “plans,” “seeks,” or similar expressions. Any forward looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Although we believe the expectations reflected in any forward looking statements are based on reasonable assumptions, forward looking statements are not guarantees of future performance or results and we can give no assurance that these expectations will be attained. Our actual results may differ materially from those indicated by these forward looking statements due to a variety of known and unknown risks and uncertainties. In addition to the risk factors discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, such known risk and uncertainties include, without limitation:

•

the ability of our tenants and borrowers to make payments under their respective leases and mortgage loans, our reliance on certain major tenants under single tenant leases and our ability to re-lease properties;

•

changes in economic and business conditions in the energy sector where our investments are concentrated, including the financial condition of our tenants or borrowers and general economic conditions in the particular sectors of the energy industry served by each of our infrastructure assets;

•

the inherent risks associated with owning real estate, including real estate market conditions, governing laws and regulations, including potential liabilities related to environmental matters, and the relative illiquidity of real estate investments;

•	risks associated with the bankruptcy or default of any our tenants or borrowers, including the exercise of the rights and remedies of bankrupt entities;

•

the impact of laws and governmental regulations applicable to certain of our infrastructure assets, including additional costs imposed on our business or other adverse impacts as a result of any unfavorable changes in such laws or regulations;

•	the loss of any member of our management team;

•	our continued ability to access the debt and equity markets;

•	our ability to successfully implement our selective acquisition strategy, including the inability to pursue our strategy due to issues impacting our current significant tenants or borrowers;

•	our ability to obtain suitable tenants for our properties;

•	our ability to integrate acquired properties and operations into existing operations;

•	our ability to refinance amounts outstanding under our credit facilities at maturity on terms favorable to us;

•	changes in interest rates under our current credit facilities and under any additional variable rate debt arrangements that we may enter into in the future;

•	our ability to comply with certain debt covenants;

•	dependence by us and our tenants on key customers for significant revenues, and the risk of defaults by any such tenants or customers;

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•	the continued availability of third party pipelines, railroads or other facilities interconnected with certain of our infrastructure assets;

•	risks associated with owning, operating or financing properties for which the tenants’, mortgagors’ or our operations may be impacted by extreme weather patterns and other natural phenomena;

•	our ability to sell properties at an attractive price;

•	market conditions and related price volatility affecting our debt and equity securities;

•	competitive and regulatory pressures on the revenues of our interstate natural gas transmission business;

•	changes in federal or state tax rules or regulations that could have adverse tax consequences;

•	declines in the market value of our investment securities;

•

our ability to maintain internal controls and processes to ensure all transactions are accounted for properly, all relevant disclosures and filings are timely made in accordance with all rules and regulations, and any potential fraud or embezzlement is thwarted or detected;

•

changes in U.S. federal income tax regulations (and applicable interpretations thereof), or in the composition or performance of our assets that could impact our ability to continue to qualify as a real estate investment trust for U.S. federal income tax purposes;

•

risks related to potential terrorist attacks, acts of cyber-terrorism, or similar disruptions that could disrupt access to our information technology systems or result in other significant damage to our business and properties, some of which may not be covered by insurance and all of which could adversely impact distributions to our stockholders.

This list of risks and uncertainties is only a summary and is not intended to be exhaustive. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward looking statements, please see the “Risk Factors” section of this prospectus supplement beginning on page S-9, the “Risk Factors” section of the accompanying prospectus beginning on page 4 thereof, and the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2016. We disclaim any obligation to update or revise any forward looking statements to reflect actual results or changes in the factors affecting the forward looking information.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and the offering but does not contain all of the information that is important to your investment decision. You should read this summary together with the more detailed information contained elsewhere in this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein by reference, especially the information set forth in the “Risk Factors” section of this prospectus supplement beginning on page S-9 and the “Risk Factors” section of the accompanying prospectus beginning on page 4 thereof, as well as other information contained in our publicly available filings with the Securities and Exchange Commission. When used in this prospectus supplement, the terms “we,” “us,” “our,” ”the Company” and “CorEnergy” refer to CorEnergy Infrastructure Trust, Inc. and its subsidiaries unless specified otherwise.

The Company

CorEnergy primarily owns assets in the U.S. energy sector that perform utility-like functions, such as pipelines, storage terminals, rail terminals and gas and electric transmission and distribution assets. Our objective is to provide stockholders with a stable and growing cash dividend, supported by long-term contracted revenue from operators of our assets, primarily under triple-net participating leases. These leases generate stable cash flows without direct commodity price exposure. We believe our leadership team’s energy and utility expertise provides CorEnergy with a competitive advantage to acquire, own and lease U.S. energy infrastructure assets in a tax-efficient, transparent, investor-friendly REIT. We meet the capital needs of companies in the U.S. energy infrastructure sector because we are a passive, long-term partner using our management’s extensive industry knowledge to customize our long-term leases and structured financings. Our leadership team also has extensive insight on the broad universe of assets that may be owned by a REIT and utilizes a disciplined investment philosophy developed through an average of over 24 years of relevant industry experience.

We expect our leases to provide us with contracted base rent, plus participating rent based upon asset-specific criteria. The energy industry commonly employs contracts with participating features, and we provide exposure to both the risk and opportunity of utilization of our assets, which we believe is a hallmark of infrastructure assets of all types. Our participating triple-net leases require the operator to pay all expenses of the business including maintaining our assets in good working order.

The majority of our assets leased to tenants under triple-net leases are dependent upon the tenants’ exploitation of hydrocarbon reserves in the fields where our assets are located. These reserves are depleted over time, and therefore, may economically diminish the value of our assets over the period that the underlying reserves are exploited. Accordingly, we expect the contracted base rents under these leases, including fair market renewal rent expectations, to provide for a return on capital, as well as a return of capital, over the life of the asset. The portion of rents we believe to constitute return of capital are utilized for debt repayment and/or are reserved for capital reinvestment activities in order to maintain our long-term earnings and dividend paying capacity. The return on capital is that portion of rents which are available for distribution to our stockholders through dividend payouts.

Base rents under our leases are structured on an estimated fair market value rent structure over the initial term, which includes assumptions related to the terminal value of our assets and expectations of tenant renewals. At the conclusion of the initial lease term, our leases generally contain fair market value repurchase options or fair market rent renewal terms. These clauses also act as safeguards against our tenants pursuing activities which would undermine or degrade the value of our assets faster than the underlying reserves are depleted. Our participating rents are structured to provide exposure to the commercial activity of the tenant, and as such, also provide protection in the event that the economic life of our assets is reduced based on accelerated production by our tenants.

Our assets are primarily mission-critical to our customers, in that utilization of our assets is necessary for the business they seek to conduct and their rental payments are an essential operating expense. For example, our crude oil gathering system assets are necessary to the exploitation of upstream crude oil reserves, so the operators’ lease of those assets is economically critical to their operations. Some of our assets are subject to rate regulation by the U.S. Federal Energy Regulatory Commission (“FERC”) or state public utility commissions. Further, energy infrastructure assets are an essential and growing component of the U.S. economy that give us the opportunity to assist the capital expansion plans and meet the capital needs of various midstream and upstream participants.

We intend to distribute substantially all of our cash available for distribution, less prudent reserves, on a quarterly basis. CorEnergy targets dividend growth of 1-3% annually from existing contracts through inflation escalations and participating rents and additional growth from acquisitions. Based on low inflation and current production levels, we are not anticipating significant inflation-based or participating rents in 2017. Since qualifying as a REIT in 2013, we have grown our annualized dividend from $2.50 per share to $3.00 per share. Our management contract includes incentive provisions, aligning our leadership team with our stockholders’ interests in raising the dividend only if we believe the rate is sustainable.

We are externally managed by Corridor InfraTrust Management, LLC (“Corridor”). Corridor is a real property asset manager with a focus on U.S. energy infrastructure real property assets. Corridor assists us in identifying infrastructure real property asset acquisition opportunities, and is generally responsible for our day-to-day operations.

Current Asset Portfolio

Our current portfolio consists of the assets and investments outlined below. Please see our Annual Report on Form 10-K for the year ended December 31, 2016 for additional information.

Type	Asset	Description	2016 Revenues ($MM)	Location
Upstream	Pinedale Liquids Gathering System	Liquids gathering, processing & storage system for condensate & water production	$20.7	WY
Midstream	Grand Isle Gathering System	Subsea to onshore pipeline & storage terminal for oil & water production	$40.7	GoM-LA
Midstream	MoGas Pipeline	Interstate natural gas pipeline supplying utilities	$21.1	MO-IL
Downstream	Omega Pipeline	Natural gas utility supplying end-users at Fort Leonard Wood		MO
Midstream & Downstream	Portland Terminal	Crude oil and petroleum products terminal with barge, rail and truck supply	$6.6	OR

Recent Developments

Asset Portfolio Updates

EXXI:    On December 13, 2016, Energy XXI Gulf Coast, Inc. (“EXXI”) announced the confirmation of its Plan of Reorganization by the bankruptcy court and, effective December 30, 2016, EXXI emerged from its bankruptcy reorganization under the successor company name, and we entered into related agreements effective December 30, 2016 pursuant to which the new EXXI entity succeeded to the rights and obligations of pre-bankruptcy EXXI under the original purchase agreement for the Grand Isle Gathering System and as guarantor of the obligations of our tenant under the Grand Isle Lease Agreement. All payments due to us from the EXXI tenant were timely paid throughout the bankruptcy proceedings.

UPL:    On March 15, 2017, Ultra Petroleum Corp. (“Ultra Petroleum”) announced the confirmation of its Plan of Reorganization by the bankruptcy court and it expects that the effective date of the Plan will occur as soon as all conditions precedent to the Plan have been satisfied. Ultra Petroleum agreed it would not seek to reject the Pinedale Lease Agreement, and, as a result, its bankruptcy has had no adverse impact on our rights under the Pinedale Lease Agreement. We have also reserved all claims available to us under the Pinedale Lease Agreement for any future breach. All payments due to us under the Pinedale Lease Agreement have been timely paid.

Information about the EXXI bankruptcy and a complete discussion of the risks related to EXXI’s business can be found in Energy XXI Ltd (pre-emergence) and Energy XXI Gulf Coast, Inc. (post-emergence) Exchange Act reports filed with the SEC. Current information about the Ultra Petroleum bankruptcy and a complete discussion of the risks related to Ultra Petroleum’s business can be found in its Exchange Act reports filed with the SEC. The Company makes no representation as to the accuracy or completeness of the audited and unaudited financial statements of either EXXI or Ultra Petroleum, but has no reason to doubt the accuracy or completeness of such information. In addition, neither EXXI nor Ultra Petroleum has a duty, contractual or otherwise, to advise us of any events that might have occurred subsequent to the date of such financial statements which could affect the significance or accuracy of such information.

MoGas:    Effective March 1, 2017, MoGas Pipeline LLC (“MoGas”), entered in to a long-term firm transportation services agreement with Laclede Gas Company (“Laclede”), its largest customer. The agreement, which amends a prior agreement, extends the termination date for Laclede’s existing firm transportation agreement from October 31, 2017 to October 31, 2030. During the entire extended term, Laclede will continue to reserve 62,800 dekatherms per day of firm transportation capacity on MoGas. This service will continue at the full tariff rate of $12.385 per dekatherm per month until October 31, 2018, at which time the rate will be reduced to $6.386 per dekatherm per month for the remainder of the agreement.

On April 1, 2017, MoGas commenced a non-binding open season to solicit interest in firm transportation contracts on a possible expansion project on its pipeline. The Expansion Project consists of looping its natural gas pipeline to add incremental firm capacity from either the Rockies Express Pipeline LLC (“REX”) or Panhandle Eastern (“PEPL”) pipelines to its interconnect with Enable Mississippi River Transport Pipeline (“MRT”), expanding the geographic reach of the existing MoGas Pipeline system. The Open Season provides an opportunity for interested shippers to acquire long-term firm capacity, under a minimum 10-year transportation service agreement and subject to other eligibility requirements. The non-binding open season is expected to conclude on June 30, 2017 at which time MoGas will assess the interest received.

Ongoing Consideration of Acquisitions

As a part of our continuing investment strategy, we regularly review attractive acquisition opportunities, sign letters of intent, perform due diligence, and bid on certain of such acquisition or financing opportunities. In the last several months, we have considered purchasing a variety of assets. We are currently considering acquisition opportunities of varying sizes, including acquisitions that could be completed in the near future; however, we do not deem any of these potential acquisition prospects probable as of the date of this prospectus. Any acquisition by the Company of an asset or assets would likely be paid for by a combination of available working capital and borrowing against available amounts on the Company’s credit facility. We also could utilize one or more additional debt financing sources for which the asset or assets acquired would be pledged as collateral. Any such additional debt would rank senior to the Series A Preferred Stock with respect to the payment of distributions and the distribution of assets of the Company in the event of our liquidation, dissolution or winding up.

Principal Executive Offices

Our principal executive offices are located at 1100 Walnut Street, Suite 3350, Kansas City, MO 64106. Our telephone number is (816) 875-3705, or toll-free (877) 699-2677. Our website can be found at http://corenergy.reit. The information contained on or connected to our website is not, and you must not consider the information to be, a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the depositary shares, see “Description of Series A Preferred Stock and Depositary Shares” in this prospectus supplement and “Description of Capital Stock — Preferred Stock” and “Description of Depositary Shares” in the accompanying prospectus.

Issuer	CorEnergy Infrastructure Trust, Inc.

Securities Offered	2,000,000 depositary shares, each representing 1/100th of a share of our Series A Preferred Stock (or 2,300,000 depositary shares if the underwriters’ option to purchase additional depositary shares is exercised in full).

Dividends	We will pay cumulative dividends on the shares of our Series A Preferred Stock underlying the depositary shares offered hereby in the amount of $1.84375 per depositary share for each full year, which is equivalent to 7.375% of the $25.00 liquidation preference per depositary share. Dividends will be payable quarterly in arrears on or about the last day of February, May, August and November of each year, as, when and if declared by our board of directors. We do not intend to defer dividend payments on the Series A Preferred Stock. Holders of shares of Series A Preferred Stock underlying the depositary shares offered hereby will be entitled to receive the full amount of all dividends payable on such shares from and including the first day of the dividend period in which such shares are originally issued. Holders of shares of Series A Preferred Stock underlying the depositary shares will not be entitled to receive dividends paid on any dividend payment date if such shares were not issued and outstanding on the record date for such dividend. The first dividend on the shares of our Series A Preferred Stock underlying the depositary shares offered hereby will be payable on May 31, 2017.

Any dividend payable on the shares of Series A Preferred Stock underlying the depositary shares for any partial dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on shares of our Series A Preferred Stock underlying the depositary shares will continue to accrue even if we do not have earnings or funds legally available to pay such dividends or we do not declare the payment of dividends.

Liquidation Preference	$25.00 per depositary share ($2,500.00 per underlying share of Series A Preferred Stock), plus an amount equal to accrued and unpaid dividends, whether or not declared.

No Maturity

The depositary shares have no stated maturity, are not subject to any sinking fund, are not convertible into or exchangeable for any other securities (other than under certain circumstances upon the occurrence of a Change of Control) and will remain outstanding indefinitely unless we decide to redeem them or they are converted in connection with a Change of Control, as described herein. However, in order to ensure that we remain qualified as a REIT for U.S. federal income tax purposes, depositary shares owned by a stockholder in excess of the ownership limits set forth in the charter will automatically be transferred to a trust for the exclusive benefit of a charitable beneficiary which we will designate, and we may purchase the excess shares after that transfer in accordance with the terms of our certificate of incorporation. See “CERTAIN PROVISIONS OF OUR CHARTER AND BYLAWS AND THE MARYLAND GENERAL CORPORATION LAW — Restrictions on Ownership and Transfer” in the accompanying prospectus.

Optional Redemption	We may not redeem the depositary shares prior to January 27, 2020, except as described below under “Special Optional Redemption” and in limited circumstances relating to our continuing qualification as a REIT. On and after January 27, 2020, we may, at our option, redeem the depositary shares, in whole or from time to time in part, by paying $25.00 per depositary share ($2,500.00 per underlying share of Series A Preferred Stock), plus all accrued and unpaid dividends to, but not including, the date of redemption.

Special Optional Redemption	Upon the occurrence of a Change of Control, we may, at our option, redeem the depositary shares, in whole or in part, within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per depositary share, plus all accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we have provided notice of exercise of our redemption rights relating to the depositary shares (whether our optional redemption right or our special optional redemption right), the depositary shares that are the subject of such notice of exercise will not have the conversion right described below.

A “Change of Control” is when, after the original issuance of the depositary shares, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company entitling that person to exercise more than 50% of the total voting power of all shares of the Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American depositary receipts representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ or listed on an exchange that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Conversion Rights	Upon the occurrence of a Change of Control, each holder of depositary shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem the depositary shares) to direct the depositary, on such holder’s behalf, to convert some or all of the shares of Series A Preferred Stock underlying the depositary shares held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per depositary share to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 per depositary share liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a dividend payment on the Series A Preferred Stock underlying the depositary shares and prior to the corresponding dividend payment date on the Series A Preferred Stock underlying the depositary shares, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price; and

•	1.53846 (i.e., the Share Cap), subject to certain adjustments;

and subject, in each case, to an aggregate cap on the total number of shares of common stock (or Alternative Conversion Consideration, as applicable) issuable upon exercise of the Change of Control conversion right of shares (or shares if the underwriters exercise their option to purchase additional depositary shares in full) (or equivalent Alternative Conversion Consideration, as applicable), and subject, in each case, to provisions for the receipt of Alternative Conversion Consideration as described in this prospectus supplement.

If we have provided a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of depositary shares will not have any right to convert the depositary shares that are the subject of such redemption notice in connection with the Change of Control conversion right and any depositary shares subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

For definitions of “Alternative Conversion Consideration,” “Change of Control Conversion Date” and “Common Stock Price” and for a description of the adjustments, limitations and provisions for the receipt of Alternative Conversion Consideration that may be applicable to the Change of Control conversion right, see “Description of the Series A Preferred Stock and Depositary Shares — Conversion.”

Except as provided above in connection with a Change of Control, the depositary shares are not convertible into or exchangeable for other securities or property.

Ranking	The Series A Preferred Stock underlying the depositary shares will rank senior to our common stock and any other equity securities that we may later issue that by their terms are junior to the Series A Preferred Stock; on a parity with other series of Parity Preferred Stock (as defined on page S-16 of this prospectus supplement) or any other of our equity securities that we may later issue and that by their terms are on a parity with the Series A Preferred Stock; and junior to any equity securities that we may later issue and that by their terms rank senior to the Series A Preferred Stock. Such ranking applies to the payment of distributions and amounts upon liquidation, dissolution or winding up.

Voting Rights	Holders of the depositary shares representing interests in the Series A Preferred Stock will generally have no voting rights. However, if we do not pay dividends on any outstanding Series A Preferred Stock for six or more quarterly periods, whether or not declared or consecutive, holders of depositary shares representing interests in the Series A Preferred Stock, voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors to serve on our board of directors to serve until we pay, or declare and set aside for payment, all dividends which we owe on the depositary shares representing interests in the Series A Preferred Stock. In addition, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock is required for us to authorize, create or increase shares ranking senior to the Series A Preferred Stock or to effect certain amendments to our charter that would materially and adversely affect the terms of the Series A Preferred Stock. Among other things, we may, without any vote of the holders of the depositary shares representing interests in the Series A Preferred Stock, authorize and issue additional shares of Series A Preferred Stock and Parity Preferred Stock. See “Description of Series A Preferred Stock and Depositary Shares — Voting Rights.”

In any matter in which the Series A Preferred Stock may vote, each depositary share will be entitled to 1/100th of a vote.

REIT Status and Transfer Restrictions	We have qualified as a REIT for U.S. federal income tax purposes.

To assist us in maintaining our qualification as a REIT, among other purposes, our charter includes various restrictions on the ownership and transfer of our stock, including among others, a restriction that, subject to certain exceptions, prohibits any person from owning more than 9.8% (in value or in number, whichever is more restrictive) of our outstanding shares of common stock or 9.8% in value of our outstanding shares of capital stock. See “CERTAIN PROVISIONS OF OUR CHARTER AND BYLAWS AND THE MARYLAND GENERAL CORPORATION LAW — Restrictions on Ownership and Transfer” in the accompanying prospectus.

Listing	Our depositary shares are listed on the NYSE under the symbol “CORRPrA.”

Form	The depositary shares will be issued and maintained in book-entry only form registered in the name of the nominee of The Depository Trust Company.

Use of Proceeds	We estimate that our net proceeds from this offering, after deducting underwriting discounts and estimated offering expenses, will be approximately $ million (or $ million if the underwriters exercise their option to purchase 300,000 additional depositary shares from us). We intend to use the net proceeds from this offering to repay indebtedness under our credit facility and/or for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Risk Factors	See the “Risk Factors” section of this prospectus supplement beginning on page S-9, the “Risk Factors” section of the accompanying prospectus beginning on page 4 thereof, and the risk factors described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC, which is incorporated by reference herein, for a discussion of factors you should carefully consider before deciding to invest in the depositary shares and the Series A Preferred Stock.

Tax Consequences	Material U.S. federal income tax consequences of purchasing, owning and disposing of the depositary shares are summarized in “Material U.S. Federal Income Tax Considerations” in this prospectus supplement, which supplements the discussion under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.

RISK FACTORS

You should carefully consider the risks described below, in the “Risk Factors” section of the accompanying prospectus beginning on page 4 thereof and in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2016, together with all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you decide to invest in the depositary shares.

An active trading market for our depositary shares may not be maintained.

Our depositary shares, each of which represents 1/100th of a share of our Series A Preferred Stock, are listed on the NYSE; however, we can provide no assurance that an active trading market on the NYSE for the depositary shares may be maintained. As a result, the ability to transfer or sell the depositary shares and any trading price of the depositary shares could be adversely affected.

The market price of the depositary shares representing interests in our Series A Preferred Stock may be adversely affected by the future incurrence of debt or issuance of preferred stock by the Company.

In the future, we may increase our capital resources by making offerings of debt securities and preferred stock of the Company and other borrowings by the Company. The debt securities, preferred stock (if senior to our Series A Preferred Stock) and borrowings of the Company are senior in right of payment to our Series A Preferred Stock, and all payments (including dividends, principal and interest) and liquidating distributions on such securities and borrowings could limit our ability to pay dividends or make other distributions to the holders of depositary shares representing interests in our Series A Preferred Stock. Because our decision to issue securities and make borrowings in the future will depend on market conditions and other factors, some of which may be beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or borrowings. Thus, holders of the depositary shares representing interests in Series A Preferred Stock bear the risk of our future offerings or borrowings reducing the market price of the depositary shares representing interests in our Series A Preferred Stock.

As a holder of depositary shares representing interests in the Series A Preferred Stock, you have extremely limited voting rights.

Your voting rights as a holder of depositary shares will be limited. Our common stock is the only class of our securities that carries full voting rights. Voting rights for holders of depositary shares exist primarily with respect to (i) the ability to elect (together with the holders of Parity Preferred Stock, if any) two additional directors to our board of directors in the event that six quarterly dividends (whether or not declared or consecutive) payable on the Series A Preferred Stock are in arrears, (ii) voting on amendments to our charter, including the articles supplementary creating our Series A Preferred Stock that materially and adversely affect the rights of the holders of depositary shares representing interests in the Series A Preferred Stock and (iii) the creation of additional classes or series of our stock that are senior to the Series A Preferred Stock, provided that in any event adequate provision for redemption has not been made. Other than certain limited circumstances, holders of depositary shares do not have any voting rights. See “Description of Series A Preferred Stock and Depositary Shares — Voting Rights.”

Our ability to pay dividends is limited by the requirements of Maryland law.

Our ability to pay dividends on the Series A Preferred Stock is limited by the laws of Maryland. Under Maryland General Corporation Law, a Maryland corporation may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we may not make a distribution on the Series A Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of any shares of any class or series of preferred stock then outstanding, if any, with preferences senior to those of the Series A Preferred Stock.

We cannot assure you that we will be able to pay dividends regularly.

Our ability to pay dividends in the future is dependent on our ability to operate profitably and to generate cash from our operations and the operations of our subsidiaries. We cannot guarantee that we will be able to pay dividends on a regular quarterly basis in the future. Furthermore, any new shares of common stock issued will substantially increase the cash required to continue to pay cash dividends at current levels. Any common stock or preferred stock that may in the future be issued to finance acquisitions, upon exercise of stock options or otherwise, would have a similar effect.

The Change of Control conversion feature may not adequately compensate you, and the Change of Control conversion and redemption features of the shares of Series A Preferred Stock underlying the depositary shares may make it more difficult for a party to take over the Company or discourage a party from taking over the Company.

Upon the occurrence of a Change of Control, holders of the depositary shares representing interests in our Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem the depositary shares either pursuant to our optional redemption right or our special optional redemption right) to convert some or all of their depositary shares into shares of our common stock (or equivalent value of Alternative Conversion Consideration). Upon such a conversion, the maximum number of shares of common stock that holders of depositary shares will receive for each depositary share converted will be limited to the Share Cap. If the Common Stock Price is less than $16.25 (which is 50% of the per share closing sale price of our common stock on January 21, 2015, as adjusted to reflect a 1-for-5 share reverse split of our common stock effective December 1, 2015), subject to adjustment, the holders will receive a maximum of shares of our common stock per depositary share, which may result in a holder receiving value that is less than the liquidation preference of the depositary shares. In addition, there is an aggregate cap of                  shares (                  shares if the underwriters exercise their option to purchase additional depositary shares in full) of common stock issuable upon exercise of the Change of Control Conversion Right. See “See “Description of Series A Preferred Stock and Depositary Shares — Conversion Rights” and “— Special Optional Redemption” in this prospectus supplement. These features of the Series A Preferred Stock may have the effect of inhibiting a third party from making an acquisition proposal for the Company or of delaying, deferring or preventing a Change of Control of the Company under circumstances that otherwise could provide the holders of our common stock and Series A Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.

The market price of the depositary shares could be substantially affected by various factors.

The market price of the depositary shares will depend on many factors, which may change from time to time, including:

•	prevailing interest rates, increases in which may have an adverse effect on the market price of the depositary shares representing interests in our Series A Preferred Stock;

•	the market for similar securities by other REITs;

•	additional issuances by us of common stock, other series of preferred stock, or indebtedness;

•	general economic and financial conditions;

•	the financial condition, performance and prospects of us, our tenants and our competitors;

•	any rating assigned by a rating agency to the depositary shares;

•	changes in financial estimates or recommendations by securities analysts with respect to us, our competitors or our industry; and

•	actual or anticipated variations in our quarterly operating results and those of our competitors.

In addition, over the last several years, prices of equity securities in the U.S. trading markets have been experiencing extreme price fluctuations. As a result of these and other factors, investors who purchase the depositary shares in this offering may experience a decrease, which could be substantial and rapid, in the market price of the depositary shares, including decreases unrelated to our financial condition, performance or prospects. Likewise, in the event that the depositary shares become convertible and are converted into shares of our common stock, holders of our common stock issued upon such conversion may experience a similar decrease, which also could be substantial and rapid, in the market price of our common stock.

Redemption may adversely affect your return on the depositary shares.

We have the option to redeem all or a portion of the depositary shares offered hereby at any time on or after January 27, 2020, at $25.00 per depositary share, plus all accrued and unpaid dividends to, but not including, the date of redemption. We may choose to redeem all or part of the depositary shares on or after January 27, 2020 at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the dividend rate on your depositary shares being redeemed.

If our depositary shares, the Series A Preferred Stock and any common stock received upon your surrender or conversion of the depositary shares constitute “U.S. real property interests,” or USRPIs, non-U.S. holders would be subject to U.S. federal income tax, including withholding tax, under the Foreign Investment in Real Property Tax Act, or FIRPTA, upon a sale, repurchase or retirement of our depositary shares, the Series A Preferred Stock or any common stock.

Depending on the facts in existence at the time of any sale, repurchase, or retirement of the depositary shares, Series A Preferred Stock or our common stock, it is possible that the depositary shares, the Series A Preferred Stock and our common stock could constitute USRPIs. If so, non-U.S. holders of depositary shares, Series A Preferred Stock or our common stock may be subject to U.S. federal income tax, including withholding, on payments in connection with such a sale, repurchase or retirement regardless of whether such non-U.S. holders provide certification documenting their non-U.S. status. As described in the accompanying prospectus, a non-U.S. holder generally will not incur tax under FIRPTA on a sale, repurchase, or retirement of stock if: (i) such non-U.S. holder owned, actually or constructively, at all times during a specified testing period, 10% or less of the total fair market value of a class of our stock that is “regularly traded” on an established securities market; (ii) such non-U.S. holder owned shares of a class of stock that is not regularly traded on an established securities market and that is not convertible into a class of our stock that is regularly traded on an established securities market if the fair market value of the shares acquired by such non-U.S. holder on the date of acquisition did not exceed 10% of the regularly traded class of stock with the lowest fair market value; or (iii) such non-U.S. holder owned shares of a class of stock that is not regularly traded on an established securities market and that is convertible into a class of stock that is regularly traded on an established securities market if the fair market value of the shares acquired by such non-U.S. holder on the date of acquisition did not exceed 10% of the total fair market value of the regularly traded class of stock that such shares are convertible into. Regardless of whether one of the three tests set forth above are satisfied, a non-U.S. stockholder generally will be subject to U.S. federal income tax under FIRPTA upon any sale, repurchase, or retirement of the depositary shares, Series A Preferred Stock or our common stock if, at all times during the specified testing period, non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. We cannot assure you that that test will be met, but, if such test is satisfied, the sale of our stock will not be subject to tax under FIRPTA, regardless of the percentage owned by such stockholder and regardless of whether or not our stock is regularly traded on an established securities market. For further discussion of the consequences of a sale, repurchase, or retirement of the depositary shares, Series A Preferred Stock or our common stock under FIRPTA, see “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations of Capital Stock — Taxation of Non-U.S. Stockholders” in the accompanying prospectus.

Our future acquisitions may cause us to incur significant leverage and may not yield the returns we expect.

We intend to acquire properties selectively and, over the last several months, we have considered purchasing a variety of assets. We are currently considering opportunities of varying sizes. Any acquisition of an asset or assets would likely be paid for by a combination of available working capital and borrowing against available amounts on the Company’s line of credit. We also could utilize one or more additional debt financing sources for which the asset or assets acquired would be pledged as collateral. Any such additional debt would rank senior to the Series A Preferred Stock with respect to the payment of distributions and the distribution of assets of the Company in the event of our liquidation, dissolution or winding up.

In addition, any acquisition of properties we acquire may fail to perform in accordance with expectations. We may acquire properties that are not accretive to our results upon acquisition, and we may not successfully manage and lease those properties to meet our expectations. While we regularly review prospective acquisition opportunities, sign letters of intent, perform due diligence, and bid on certain of acquisition or financing opportunities, we do not deem any of these potential acquisition prospects probable as of the date of this prospectus. We can provide no assurances as to whether or when any such acquisition will occur and, if an acquisition is completed, the terms may differ materially, including in a manner adverse to us, from those initially contemplated by us. If we cannot operate acquired properties to meet our financial expectations, our financial condition, results of operations, cash flow and the per share trading price of our securities could be adversely affected.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $        million after deducting the underwriting discount and our estimated offering expenses, or $        million if the underwriters exercise their option to purchase 300,000 additional depositary shares from us. We intend to use the net proceeds of this offering to repay indebtedness under our credit facility with Regions Bank (as lender and administrative agent for the other participating lenders) (the “CorEnergy Credit Facility”) and for general corporate purposes. Wells Fargo Securities, LLC and/or its affiliates are lenders under the CorEnergy Credit Facility and may therefore receive a portion of the proceeds of the offering.

Borrowings outstanding under the revolving line of credit portion of the CorEnergy Credit Facility were $44 million as of March 31, 2017, and currently accrue interest at a rate of 3.99%. The CorEnergy Credit Facility matures on December 15, 2019. Available funding under the CorEnergy Credit Facility is used to fund general working capital needs and, if necessary, to provide short-term financing for the acquisition of additional real property assets.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2016:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the issuance of the 2,000,000 depositary shares offered hereby, after deducting $ million for the underwriting discounts and commissions payable by us.

You should read this table in conjunction with “Use of Proceeds” and our financial statements and notes thereto incorporated by reference in this prospectus supplement.

	As of December 31, 2016
	Historical	As Adjusted
Cash and cash equivalents	$7,895,084	$
Debt
Secured credit facilities	89,600,577
Unsecured convertible notes	114,000,000		114,000,000

Total Debt	$203,600,577
Stockholders’ equity
Series A Cumulative Redeemable Preferred Stock ($2,500 per share, $0.001 par value); 22,500 and shares issued and outstanding, actual and as adjusted(1)	56,250,000
Common Stock, non-convertible, $0.001 par value; 11,886,216 shares issued and outstanding, actual and as adjusted	11,886		11,886
Additional paid-in capital	350,217,746
Accumulated other comprehensive income	(11,196)		(11,196)

Total CorEnergy stockholders’ equity	406,468,436

Non Controlling Interest	27,441,044		27,441,044

Total capitalization	$637,510,057	$

(1)	Excludes shares of Series A Preferred Stock issuable by us upon exercise of the underwriters’ overallotment option.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratio of earnings to fixed charges and combined fixed charges and preferred stock dividends for each of the last five fiscal years, and for the one-month transition period ended December 31, 2012.

	For the Years Ended December 31,				For the Year Ended November 30,	One-Month Transition Period Ended December 31,
	2016	2015	2014	2013	2012	2012
Earnings:
Pre-tax income from continuing operations before adjustment for income or loss from equity investees	$28,561,682	$11,782,422	$6,973,693	$2,967,257	$19,857,050	$(515,658)
Fixed charges(1)	$14,417,839	$9,781,184	$3,675,122	$3,288,378	$81,123	$416,137
Amortization of capitalized interest	$—	$—	$—	$—	$—	$—
Distributed income of equity investees	$1,140,824	$1,270,754	$1,836,783	$584,814	$(279,395)	$2,325
Pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges	$—	$—	$—	$—	$—	$—
Subtract:
Interest capitalized	$—	$—	$—	$—	$—	$—
Preference security dividend requirements of consolidated subsidiaries	$—	$—	$—	$—	$—	$—
Noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges	$—	$—	$—	$—	$—	$—
Earnings	44,120,345	22,834,360	12,485,598	6,840,449	19,658,778	(97,196)
Combined Fixed Charges and Preference Dividends:
Fixed charges(1)	$14,417,839	$9,781,184	$3,675,122	$3,288,378	$81,123	$416,137
Preferred security dividend(2)	4,148,437	3,848,828	—	—	—	—
Combined fixed charges and preference dividends	18,566,276	13,630,012	3,675,122	3,288,378	81,123	416,137
Ratio of earnings to fixed charges	3.06	2.33	3.40	2.08	242.70	(0.23)
Ratio of earnings to combined fixed charges and preference dividends	2.38	1.68	3.40	2.08	242.70	(0.23)
Combined Fixed Charges Deficiency						(513,333)

(1)	Fixed charges consist of interest expense, as defined under U.S. generally accepted accounting principles, on all indebtedness

(2)	In the current year column, this line represents the amount of preferred stock dividends accumulated as of December 31, 2016.

DESCRIPTION OF SERIES A PREFERRED STOCK AND DEPOSITARY SHARES

The following is a summary of the material terms and provisions of the Series A Preferred Stock and depositary shares. The statements below describing our Series A Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter, including the articles supplementary establishing the Series A Preferred Stock, and our Second Amended and Restated Bylaws, each of which is available from us as described in the “Where You Can Find More Information” section of this prospectus supplement and is incorporated by reference in this prospectus supplement. This description of the particular terms of the Series A Preferred Stock supplements the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus under “Description of Capital Stock.” The statements below describing our depositary shares are in all respects subject to and qualified in their entirety by reference to the Deposit Agreement, which will be filed with the SEC. This description of the particular terms of the depositary shares supplements the description of the general terms and provisions of depositary shares set forth in the accompanying prospectus under “Description of Depositary Shares.” In the event of a conflict between this prospectus supplement and the accompanying prospectus, this prospectus supplement will govern.

General

Under our charter, we are authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of April 10, 2017, there were approximately 11,894,028 shares of common stock outstanding and 2,250,000 depositary shares outstanding, each representing a 1/100th interest in a share of Series A Preferred Stock.

Shares of preferred stock may be offered and sold from time to time, in one or more series, as authorized by our board of directors. Our board of directors is authorized under Maryland law and our charter to set for each series of preferred stock the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption. The Series A Preferred Stock is being issued pursuant to articles supplementary to our charter that set forth the terms of a series of preferred stock consisting of up to 46,000 shares, designated 7.375% Series A Cumulative Redeemable Preferred Stock. Our board of directors may authorize the issuance and sale of additional shares of Series A Preferred Stock from time to time without the consent of existing holders of the depositary shares representing interests in the Series A Preferred Stock.

Each depositary share represents a 1/100th interest in a share of Series A Preferred Stock. The Series A Preferred Stock underlying the depositary shares will be deposited with Computershare Trust Company, N.A. and Computershare Inc., jointly as depositary, under a deposit agreement among us, the depositary and the holders from time to time of the depositary shares. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Subject to the terms of the deposit agreement, each record holder of depositary receipts evidencing depositary shares will be entitled to a proportional fractional interest (i.e., 1/100th) to all the rights and preferences of, and subject to all of the limitations of, the Series A Preferred Stock underlying the depositary shares (including dividend, voting, redemption, conversion and liquidation rights and preferences).

Ranking

The Series A Preferred Stock underlying the depositary shares will, with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, rank:

•

senior to our common stock and any other of our equity securities that we may later authorize or issue that by their terms rank junior to the Series A Preferred Stock (collectively, the “Junior Stock”);

•

on a parity with other series of our preferred stock or any other of our equity securities that we may later authorize or issue and that by their terms are on a parity with the Series A Preferred Stock (collectively, the “Parity Preferred Stock”); and

•	junior to any equity securities that we may later authorize or issue and that by their terms rank senior to the Series A Preferred Stock.

The term “equity securities” does not include convertible debt securities, which will rank senior to the Series A Preferred Stock prior to conversion. In addition, the Series A Preferred Stock will be junior to all of our existing and future indebtedness and all of the existing or future indebtedness of our subsidiaries.

Dividends

Holders of depositary shares representing interests in the Series A Preferred Stock will be entitled to receive, when and as authorized by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 7.375% per annum of the $2,500.00 per share (equivalent to $25.00 per depositary share) liquidation preference, equivalent to $184.375 per annum per share (or $1.84375 per annum per depositary share). Dividends will be payable quarterly in arrears on or about the last day of February, May, August and November of each year (or, if not a business day, the next succeeding business day). We refer to each such date as a “Dividend Payment Date.” We do not intend to defer dividend payments on the cumulative preferred stock. Holders of shares of Series A Preferred Stock underlying the depositary shares offered hereby will be entitled to receive the full amount of all dividends payable on such shares from and including the first day of the dividend period in which such shares are originally issued. Holders of shares of Series A Preferred Stock underlying the depositary shares will not be entitled to receive dividends paid on any dividend payment date if such shares were not issued and outstanding on the record date for such dividend. The first dividend on the shares of our Series A Preferred Stock underlying the depositary shares offered hereby will be payable on May 31, 2017.

Any dividend, including any dividend payable on the Series A Preferred Stock for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record of depositary shares as they appear in the depositary’s records at the close of business on the applicable record date, which will be the date that our board of directors designates for the payment of a dividend that is not more than 30 nor less than 10 days prior to the dividend payment date, which date we refer to as a dividend payment record date.

Our board of directors will not authorize, pay or set apart for payment by us any dividend on the Series A Preferred Stock at any time that:

•	the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits such authorization, payment or setting apart for payment;

•

the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, provides that such authorization, payment or setting apart for payment would constitute a breach of, or a default under, such agreement; or

•	the law restricts or prohibits the authorization or payment.

We may become a party to agreements that restrict or prevent the payment of dividends on, or the purchase or redemption of, our shares. Under certain circumstances, these agreements could restrict or prevent the payment of dividends on or the purchase or redemption of Series A Preferred Stock. These restrictions may be indirect (for example, covenants requiring us to maintain specified levels of net worth or assets) or direct. We do not believe that these restrictions currently have any adverse impact on our ability to pay dividends on the Series A Preferred Stock.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accrue whether or not:

•	the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits such authorization, payment or setting apart for payment;

•	we have earnings;

•	there are funds legally available for the payment of the dividends; or

•	the dividends are authorized.

Accrued but unpaid dividends on the Series A Preferred Stock will not bear additional interest, and the holders of depositary shares representing interests in the Series A Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends as described above.

Any dividend payment made on the Series A Preferred Stock, including any capital gain dividends, will first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

If, for any taxable year, we elect to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the “Code”)) a portion (the “Capital Gains Amount”) of the dividends, as determined for U.S. federal income tax purposes, that are paid or made available for the year to the holders of all classes of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that will be allocable to the holders of depositary shares will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid or made available to the holders of depositary shares for the year and the denominator of which will be the Total Dividends. Except as provided below, we will not declare or pay any dividends or distributions, or set aside any funds for the payment of dividends or distributions, on our common stock or any other shares that rank on parity with or junior to the Series A Preferred Stock (other than a dividend paid in shares of common stock or in shares of any other class or series of equity securities ranking junior to the Series A Preferred Stock as to dividends and upon liquidation), if any, or redeem or otherwise acquire our common stock or other junior shares or shares of Parity Preferred Stock, unless we also have declared and either paid or set aside for payment the full cumulative dividends on the Series A Preferred Stock for all past dividend periods, other than by conversion into or exchange for other shares of any class or shares or series of our stock ranking junior to this Series A Preferred Stock as to dividends and upon liquidation. This restriction will not limit our redemption or other acquisition of shares under incentive, benefit or share purchase plans for officers, directors or employees or others performing or providing similar services or for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our charter in order to preserve our status as a REIT.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any Parity Preferred Stock, all dividends declared upon the Series A Preferred Stock and each such Parity Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other class or series of equity securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other class or series of equity securities (which shall not include any accrual in respect of unpaid dividends on such other class or series of equity securities for prior dividend periods if such other class or series of equity securities does not have a cumulative dividend) bear to each other.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Series A Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference of $2,500.00 per share (equivalent to $25.00 per depositary share), plus an amount equal to any accrued and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment may be made to holders of shares of common stock or any other class or series of our equity stock ranking, as to liquidation rights, junior to the Series A Preferred Stock. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding Series A Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series A Preferred Stock, then the holders of depositary shares representing interests in the Series A Preferred Stock and each such other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series A Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Holders of depositary shares representing interests in the Series A Preferred Stock will be entitled to written notice of any liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of depositary shares representing interests in the Series A Preferred Stock will have no right or claim to any of our remaining assets.

Our consolidation or merger with or into any other entity, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not be deemed to constitute our liquidation, dissolution or winding up. The Series A Preferred Stock will rank senior to the common stock as to priority for receiving liquidating distributions and on a parity with any future equity securities which, by their terms, rank on a parity with the Series A Preferred Stock.

Optional Redemption

We may not redeem the Series A Preferred Stock prior to January 27, 2020, except as described below and under the section “— Special Optional Redemption” and “— Ownership Limits and Restrictions on Transfer.” At any time on and after January 27, 2020, upon no fewer than 30 days’ nor more than 60 days’ written notice, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, from time to time, by paying $2,500.00 per share (equivalent to $25.00 per depositary share), plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption, upon the giving of notice, as provided below, without interest. Whenever we redeem shares of our Series A Preferred Stock held by the depositary, the depositary will redeem as of the same redemption date a number of depositary shares representing the shares so redeemed and the depositary receipts evidencing such depositary shares.

We will give notice of redemption by mail to each holder of record of Series A Preferred Stock or depositary shares at the address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series A Preferred Stock except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, each notice will state the following:

•	the redemption date;

•	the redemption price;

•	any conditions of redemption;

•	the number of shares of Series A Preferred Stock and depositary shares to be redeemed;

•	the place(s) where the depositary receipts (or Series A Preferred Stock certificates, if no longer held in depositary form) are to be surrendered for payment;

•	the procedure for surrendering noncertificated shares of Series A Preferred Stock for payment of the redemption price; and

•	that dividends on the depositary shares and the Series A Preferred Stock will cease to accrue on the redemption date.

Notwithstanding the foregoing, if the shares are held in global form, such notice will comply until the applicable procedures of DTC.

If fewer than all of the outstanding Series A Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata or by lot. In the event that the redemption is to be by lot, and if as a result of the redemption any holder of Series A Preferred Stock would own, or be deemed by virtue of certain attribution provisions of the Code to own, in excess of 9.8% in value of our issued and outstanding equity securities (which includes the depositary shares and the Series A Preferred Stock), then, except in certain instances, we will redeem the requisite number of shares of Series A Preferred Stock of that stockholder such that the stockholder will not own or be deemed by virtue of certain attribution provisions of the Code to own, subsequent to the redemption, in excess of 9.8% in value of our issued and outstanding equity securities (which includes the depositary shares and the Series A Preferred Stock).

If we redeem fewer than all of the shares of Series A Preferred Stock and depositary shares, the notice of redemption mailed to each holder will also specify the number of shares of Series A Preferred Stock, or depositary shares, that we will redeem from each holder. In this case, we will determine the number of shares of Series A Preferred Stock, or depositary shares, to be redeemed on a pro rata basis or by lot.

On or after the redemption date, each holder of depositary shares to be redeemed must present and surrender the depositary receipts evidencing the depositary shares to the depositary at the place designated in the notice of redemption. If the Series A Preferred Stock is no longer held in depositary form, on or after the redemption date, each holder of Series A Preferred Stock to be redeemed must present and surrender their preferred certificates to us at the place designated in the notice of redemption. The redemption price of the shares will then be paid to or on the order of the person whose name appears on such depositary receipts or preferred certificates as the owner thereof. Each surrendered depositary receipt or certificate will be canceled. In the event that fewer than all the depositary receipts or preferred certificates are to be redeemed, a new depositary receipt will be issued representing the unredeemed depositary shares.

If we have given a notice of redemption, have set aside sufficient funds for the redemption in trust for the benefit of the holders of the depositary shares or the Series A Preferred Stock called for redemption and irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends (whether or not declared), then from and after the redemption date:

•	all dividends on the depositary shares designated for redemption in the notice will cease to accrue;

•

all rights of the depositary holders of the shares or preferred certificates, except the right to receive the redemption price thereof (including all accrued and unpaid dividends up to, but not including, the redemption date), will cease and terminate;

•	the depositary shares and preferred certificates will not thereafter be transferred (except with our consent) on the depositary’s books or our books; and

•	the depositary shares or Series A Preferred Stock will not be deemed to be outstanding for any purpose whatsoever.

Notwithstanding the foregoing, unless the full cumulative dividends on all outstanding shares of Series A Preferred Stock for all past dividend periods and the then-current dividend period have been paid or set aside, we generally may not redeem any shares of Series A Preferred Stock unless we redeem all of the shares of Series A Preferred Stock. This requirement will not prevent our purchase or acquisition of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Stock. Unless full cumulative dividends on all outstanding Series A Preferred Stock have been paid or declared and a sum sufficient for the payment of the dividends has been set apart for payment for all past dividend periods and the then-current dividend period, we will not purchase or otherwise acquire directly or indirectly, any Series A Preferred Stock, Parity Preferred Stock or Junior Stock (except by exchange for our equity securities ranking junior to the Series A Preferred Stock as to dividend rights and liquidation preference).

Subject to applicable law and so long as no dividends are in arrears, we may purchase Series A Preferred Stock in the open market, by tender or by private agreement. All Series A Preferred Stock that we reacquire shall automatically return to the status of authorized but unissued shares of preferred stock, without designation.

Notwithstanding any other provision relating to redemption, including optional redemption or special optional redemption, of the Series A Preferred Stock, we may redeem any or all of the Series A Preferred Stock at any time, whether or not prior to January 27, 2020, if our board of directors determines that the redemption is necessary or advisable to preserve our status as a REIT.

Special Optional Redemption

Upon the occurrence of a Change of Control, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, by paying $2,500.00 per share (equivalent to $25.00 per depositary share), plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we have provided or provide notice of redemption with respect to the Series A Preferred Stock (whether pursuant to our optional redemption right described above or this special optional redemption right), the holders of depositary shares representing interests in the Series A Preferred Stock will not be permitted to exercise the conversion right described below under “— Conversion Rights” in respect of their shares called for redemption.

We will mail to you, if you are a record holder of the Series A Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series A Preferred Stock except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the conditions of redemption;

•	the number of shares of Series A Preferred Stock and depositary shares to be redeemed;

•	the place(s) where the depositary receipts (or Series A Preferred Stock certificates, if no longer held in depositary form) are to be surrendered for payment;

•	the procedure for surrendering noncertificated shares of Series A Preferred Stock for payment of the redemption price;

•

that the Series A Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

•

that the holders of depositary shares representing interests in the Series A Preferred Stock to which the notice relates will not be able to tender such shares of Series A Preferred Stock for conversion in connection with the Change of Control and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and

•	that dividends on the depositary shares and the Series A Preferred Stock to be redeemed will cease to accrue on the redemption date.

Notwithstanding the foregoing, if the Series A Preferred Stock are held in global form, such notice shall comply with the applicable procedures of DTC.

If fewer than all of the outstanding Series A Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata or by lot. In the event that the redemption is to be by lot, and if as a result of the redemption any holder of Series A Preferred Stock would own, or be deemed by virtue of certain attribution provisions of the Code to own, in excess of 9.8% in value of our issued and outstanding shares of stock (which includes the depositary shares and the Series A Preferred Stock), then, except in certain instances, we will redeem the requisite number of shares of Series A Preferred Stock of that stockholder such that the stockholder will not own or be deemed by virtue of certain attribution provisions of the Code to own, subsequent to the redemption, in excess of 9.8% in value of our issued and outstanding shares of stock (which includes the depositary shares and the Series A Preferred Stock).

If we redeem fewer than all of the shares of Series A Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series A Preferred Stock that we will redeem from each stockholder. In this case, we will determine the number of shares of Series A Preferred Stock to be redeemed on a pro rata basis or by lot.

If we have given a notice of redemption and have set aside sufficient funds for the redemption in trust for the benefit of the holders of depositary shares representing interests in the Series A Preferred Stock called for redemption and irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends (whether or not declared), then from and after the redemption date, those shares of Series A Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series A Preferred Stock will terminate. The holders of those shares of Series A Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends to but excluding the redemption date.

The holders of depositary shares representing interests in the Series A Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series A Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series A Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock to be redeemed.

A “Change of Control” is when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Conversion

Upon the occurrence of a Change of Control, each holder of depositary shares representing interests in the Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the depositary shares or the Series A Preferred Stock as described above under “— Redemption” or “— Special Optional Redemption”) to direct the depositary, on such holder’s behalf, to convert some or all of the shares of Series A Preferred Stock underlying the depositary shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock (or equivalent value of alternative consideration) per share of Series A Preferred Stock, or the Common Stock Conversion Consideration, equal to the lesser of:

•

the quotient obtained by dividing (1) the sum of the $2,500.00 per share (or $25.00 per depositary share) liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and then remaining unpaid dividend will be included in this sum) by (2) the Common Stock Price (such quotient, the “Conversion Rate”); and

•

153.846 (equivalent to 1.53846 per depositary share) (i.e., the Share Cap), as adjusted to reflect a 1-for-5 share reverse split of our common stock effective December 1, 2015 and subject to certain further adjustments.

The Share Cap is subject to additional pro rata adjustments for any future share splits (including those effected pursuant to a distribution of shares of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (1) the Share Cap in effect immediately prior to such Share Split by (2) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right and in respect of the Series A Preferred Stock underlying the depositary shares offered hereby will not exceed              shares of common stock (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters’ option to purchase additional depositary shares representing interests in the Series A Preferred Stock is exercised, not to exceed              shares of common stock in the aggregate (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap has been adjusted to reflect the December 1, 2015 reverse stock split and is subject to further pro rata adjustments for any future Share Splits on the same basis as the corresponding adjustment to the Share Cap and is subject to further increase in the event that additional shares of Series A Preferred Stock or depositary shares are issued in the future.

In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of depositary shares representing interests in the Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of the depositary shares representing interests in the Series A Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of our common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

We will not issue fractional shares of common stock upon the conversion of the Series A Preferred Stock. Instead, we will pay the cash value of such fractional shares in lieu of such fractional shares. Because each depositary share represents a 1/100th interest in a share of the Series A Preferred Stock, the number of shares of common stock ultimately received for each depositary share will be equal to the number of shares of common stock received upon conversion of each share of Series A Preferred Stock divided by 100. In the event that the conversion would result in the issuance of fractional shares of common stock, we will pay the holder of depositary shares the cash value of such fractional shares in lieu of such fractional shares.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of the depositary shares representing interests in the Series A Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of the depositary shares representing interests in the Series A Preferred Stock may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Stock Price;

•	the Change of Control Conversion Date;

•

that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series A Preferred Stock or the depositary shares, holders will not be able to convert the Series A Preferred Stock and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that the holders of the depositary shares representing interests in the Series A Preferred Stock must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of the depositary shares representing interests in the Series A Preferred Stock.

To exercise the Change of Control Conversion Right, each holder of depositary shares representing interests in the Series A Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the depositary receipts or certificates, if any, evidencing the depositary shares or Series A Preferred Stock, respectively, to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the depositary, in the case of the depositary shares, or to our transfer agent, in the case of shares of the Series A Preferred Stock. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of depositary shares or shares of Series A Preferred Stock to be converted; and

•	that the depositary shares or the shares of Series A Preferred Stock are to be converted pursuant to the applicable provisions of the Series A Preferred Stock.

The “Change of Control Conversion Date” is the date the Series A Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of the depositary shares representing interests in the Series A Preferred Stock.

The “Common Stock Price” will be: (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock on the principal U.S. securities exchange on which our common stock is then traded (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid prices and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our common stock is not then listed for trading on a U.S. securities exchange.

Holders of the depositary shares representing interests in the Series A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the depositary, in the case of the depositary shares, or to our transfer agent, in the case of shares of the Series A Preferred Stock, prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn depositary shares or shares of Series A Preferred Stock;

•	if certificated depositary shares or shares of Series A Preferred Stock have been issued, the receipt or certificate numbers of the withdrawn shares of Series A Preferred Stock; and

•	the number of depositary shares or shares of Series A Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series A Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company.

Shares of Series A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such shares of Series A Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series A Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $2,500.00 per share (or $25.00 per depositary share), plus any accrued and unpaid dividends thereon to, but not including, the redemption date. See “— Optional Redemption” and “— Special Optional Redemption.”

We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Stock into our common stock. Notwithstanding any other provision of the Series A Preferred Stock, no holder of Series A Preferred Stock or depositary shares will be entitled to convert such shares for our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter and the articles supplementary setting forth the terms of the Series A Preferred Stock, unless we provide an exemption from this limitation for such holder. See “CERTAIN PROVISIONS OF OUR CHARTER AND BYLAWS AND THE MARYLAND GENERAL CORPORATION LAW—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Except as otherwise provided above, neither the Series A Preferred Stock nor the depositary shares is convertible into or exchangeable for any other securities or property.

Voting Rights

Except as described below, holders of depositary shares or Series A Preferred Stock will generally have no voting rights. In any matter in which the Series A Preferred Stock may vote (as expressly provided in our charter or the articles supplementary, or as may be required by law), the Series A Preferred Stock shall be entitled to one vote per $2,500 of liquidation value. As a result, each depositary share will be entitled to 1/100th of a vote.

Whenever dividends on the Series A Preferred Stock are in arrears for six or more quarterly periods, whether or not declared or consecutive (a “Preferred Dividend Default”), the holders of depositary shares representing interests in the Series A Preferred Stock (voting separately as a class with all other Parity Preferred Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two additional directors of the company (“Preferred Stock Directors”), and the number of directors on the board of directors shall increase by two, at a special meeting called by the holders of record of at least 20% of the Series A Preferred Stock or the holders of any other series of Parity Preferred Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series A Preferred Stock for the past dividend periods and the dividend for the then-current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. The Preferred Stock Directors will be elected by a plurality of the votes cast by the holders of the depository shares representing interests in the Series A Preferred Stock and the outstanding shares of Parity Preferred Stock (voting together as a single class).

If and when all accumulated dividends for all past dividend periods and the then current dividend period on the Series A Preferred Stock shall have been paid in full or declared and a sum sufficient for such payment in full is set aside for payment, the holders of shares of Series A Preferred Stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of each subsequent Preferred Dividend Default) and, if all accumulated dividends for all past dividend period and the then current dividend period have been paid in full on all other Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term and office of such Preferred Stock Directors so elected will immediately terminate and the entire board of directors will be reduced accordingly.

Any Preferred Stock Directors elected by holders of shares of Series A Preferred Stock and other holders of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series A Preferred Stock when they have the voting rights described above (voting separately as a class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a preferred dividend default continues, any vacancy in the office of a Preferred Stock Directors may be filled by written consent of the Preferred Stock Directors remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock when they have the voting rights described above (voting separately as a class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to cast one vote on any matter before the Board.

Any amendment, alteration, repeal or other change to any provision of our charter, including the articles supplementary establishing the Series A Preferred Stock, whether by merger, consolidation or otherwise, in any manner that would materially and adversely affect the rights, preferences, powers or privileges of the Series A Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding Series A Preferred Stock, voting separately as a class. In addition, the creation, issuance or increase in the authorized number of shares of any class or series of stock having a preference as to dividends or distributions, whether upon liquidation, dissolution or otherwise, that is senior to the Series A Preferred Stock requires the affirmative vote of holders of at least 66 2/3% of the outstanding Series A Preferred Stock, voting separately as a class.

The following actions are not deemed to materially and adversely affect the rights, preferences, powers or privileges of the Series A Preferred Stock:

•

any increase in the amount of our authorized common stock or preferred stock or the creation or issuance of equity securities of any class or series ranking, as to dividends or liquidation preference, on a parity with, or junior to, the Series A Preferred Stock; or

•

the amendment, alteration or repeal or change of any provision of our charter, including the articles supplementary establishing the Series A Preferred Stock, as a result of a merger, consolidation, reorganization or other business combination, if (a) the Series A Preferred Stock (or shares into which the Series A Preferred Stock have been converted in any successor entity to us) remain outstanding with the terms thereof unchanged in all material respects (taking into account that the company may not be the surviving entity) or (b) the holders of Series A Preferred Stock receive equity securities with the rights, preferences, privileges and voting powers substantially the same as those of the Series A Preferred Stock.

Maturity

The Series A Preferred Stock has no stated maturity date and will not be subject to any sinking fund or mandatory redemption provisions.

Surrender of Depositary Shares for Shares of Series A Preferred Stock

Under certain circumstances, holders may be required to surrender depositary receipts to the depositary or us. In the event of such a surrender of depositary shares, the holder will be entitled to receive the number of whole or fractional shares of Series A Preferred Stock represented by the depositary shares.

Stock Listing

The depositary shares are listed on the NYSE under the symbol “CORRPrA.”

Transfer Agent and Registrar

The registrar, transfer agent and distributions disbursing agent for the Series A Preferred Stock will be Computershare Trust Company, N.A.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

As described more fully in the accompanying prospectus, we have elected to be taxed as a REIT under Sections 856 through 860 of the Code and applicable Treasury Regulations, which set forth the requirements for qualification as a REIT. We believe that, commencing with our taxable year ended December 31, 2013, we have been organized and have operated, and are operating, in a manner qualifying us for taxation as a REIT under the Code. We intend to continue to operate in such a manner, although no assurances can be given that we will operate in a manner necessary to qualify or remain qualified as a REIT.

In connection with this offering, Husch Blackwell LLP has rendered an opinion to us that (i) we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code during our taxable years ended December 31, 2013 through December 31, 2016, and (ii) if our current and proposed organization and method of operation, as set forth in the registration statement of which this prospectus supplement is a part, this prospectus supplement, and the accompanying prospectus, does and will enable us to continue to meet the requirements for qualification and taxation as a REIT after December 31, 2016. This opinion is conditioned upon certain assumptions and representations made by us to Husch Blackwell LLP as to factual matters relating to our organization, operation and income, and upon certain representations made by our officers to Husch Blackwell LLP as to factual and legal matters relating to our income. Husch Blackwell LLP’s opinion also is based upon assumptions and our representations as to future conduct, income and assets. In addition, this opinion is based upon our factual representations concerning our business and properties as described in the reports filed by us under the federal securities laws. The opinion of Husch Blackwell LLP is limited to this discussion under the heading “Material U.S. Federal Income Tax Considerations” and to the discussion under such heading in the accompanying prospectus, and it is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus constitute parts.

Moreover, our qualification and taxation as a REIT depend upon our ability to meet, through actual annual operating results, certain distribution levels, a specified diversity of stock ownership, and the various other qualification tests imposed under the Code as discussed further in the accompanying prospectus. Our annual operating results will not be reviewed by Husch Blackwell LLP. Accordingly, the actual results of our operations for any particular taxable year may not satisfy these requirements. Further, the anticipated U.S. federal income tax treatment described in this prospectus supplement may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

The following discussion addresses material U.S. federal income tax considerations particular to an investment in our depositary shares and Series A Preferred Stock and thereby supplements, and should be read in conjunction with, the general description of material U.S. federal income tax considerations contained in the accompanying prospectus.

Depositary Shares

For U.S. federal income tax purposes, a holder of depositary shares will be considered to own the Series A Preferred Stock represented thereby. Accordingly, holders of depositary shares will recognize the income and deductions to which they would be entitled if they were actual holders of the Series A Preferred Stock. In addition:

•	no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of Series A Preferred Stock in exchange for depositary shares as provided in the deposit agreement;

•

the tax basis of each share of Series A Preferred Stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged for such whole share of Series A Preferred Stock; and

•

the holding period for the Series A Preferred Stock, in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period that the owner held the depositary shares.

For the remainder of this discussion, references to “Series A Preferred Stock” include the investment in Series A Preferred Stock represented by depositary shares.

Distributions on Series A Preferred Stock

For a discussion of the treatment of dividends and other distributions with respect to the Series A Preferred Stock, see “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of Capital Stock” in the accompanying prospectus. The U.S. federal income tax consequences of the receipt of dividends and other distributions with respect to the Series A Preferred Stock may be different for U.S. and non-U.S. stockholders. For further discussion of the U.S. federal income tax consequences to non-U.S. stockholders, see “Material U.S. Federal Income Tax Considerations —Federal Income Tax Considerations for Holders of Capital Stock — Taxation of Non-U.S. Stockholders” in the accompanying prospectus. For purposes of determining whether distributions to our stockholders are out of current or accumulated earnings and profits, our earnings and profits are allocated first to our outstanding preferred stock (including our Series A Preferred Stock) and then to our outstanding common stock.

Sale or Exchange of Series A Preferred Stock

For a discussion of the tax consequences of a sale or exchange of our Series A Preferred Stock, see “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of Capital Stock” in the accompanying prospectus. The U.S. federal income tax consequences of the sale or exchange of the Series A Preferred Stock may be different for U.S. and non-U.S. stockholders. For further discussion of the U.S. federal income tax consequences to non-U.S. stockholders, see “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of Capital Stock — Taxation of Non-U.S. Stockholders” in the accompanying prospectus.

Conversion of Series A Preferred Stock into Shares of common stock

Except as described below, no gain or loss will be recognized to a stockholder upon conversion of any Series A Preferred Stock solely into shares of our common stock. Except to the extent of cash paid in lieu of fractional shares, the adjusted tax basis for the shares of common stock received upon the conversion will be equal to the adjusted tax basis of any shares of Series A Preferred Stock converted, and the holding period of the shares of common stock will include the holding period of any shares of Series A Preferred Stock converted.

Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held the Series A Preferred Stock for more than one year. Any common stock received in exchange for accrued and unpaid dividends generally will be treated as a distribution by us, and a stockholder of any Series A Preferred Stock may recognize gain or dividend income to the extent there are dividends in arrears.

In the event that if our Series A Preferred Stock constitutes a USRPI, a non-U.S. stockholder generally will not recognize gain or loss upon a conversion of our Series A Preferred Stock into our common stock, provided our common stock also constitutes a USRPI and certain reporting requirements are satisfied. A non-U.S. stockholder’s basis and holding period in the common stock received upon a tax-free conversion will be the same as those of the converted Series A Preferred Stock (but the basis in the common stock received upon a tax-free conversion will be reduced by the portion of the adjusted tax basis allocated to any fractional common stock exchanged for cash). For further discussion on the consequences of these rules to non-U.S. stockholders, see “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of Capital Stock — Taxation of Non-U.S. Stockholders” in the accompanying prospectus. Non-U.S. stockholders converting their shares of Series A Preferred Stock should consult their tax advisors regarding the U.S. federal income tax consequences of any such conversion and of the ownership and disposition of the consideration received upon any such conversion.

Conversion of Series A Preferred Stock for Alternative Conversion Consideration

If a stockholder receives the Alternative Conversion Consideration (in lieu of shares of our common stock) in connection with the conversion of the Series A Preferred Stock, the tax treatment of the receipt of any such other consideration will depend on the nature of the consideration and the structure of the transaction that gives rise to the Change of Control, and it may be a taxable exchange. Stockholders converting their shares of Series A Preferred Stock should consult with their tax advisors regarding the U.S. federal income tax consequences of any such conversion and of the ownership and disposition of the consideration received upon any such conversion.

Adjustment of Conversion Price

Section 305(c) of the Code and the Treasury Regulations promulgated thereunder treat as a dividend certain constructive distributions of shares with respect to shares of preferred stock. If the conversion ratio for the Series A Preferred Stock does not fully adjust to reflect a stock dividend, stock split, distribution of shares, warrants or share rights with respect to the common stock, or a reverse share split, a stockholder may be deemed to receive a distribution if the stockholder’s proportionate interest in us is increased. Any such constructive dividends may constitute (and cause other dividends to constitute) extraordinary dividends to corporate stockholders. For further discussion on the consequences of these rules, see “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of Capital Stock” in the accompanying prospectus. The U.S. federal income tax consequences of any such constructive dividends may be different for U.S. and non-U.S. stockholders. For further discussion of the U.S. federal income tax consequences to non-U.S. stockholders, see “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of Capital Stock — Taxation of Non-U.S. Stockholders” in the accompanying prospectus.

Redemption of Series A Preferred Stock

A redemption by us (including a redemption resulting from our liquidation), if any, of all the shares actually and constructively held by a stockholder generally will give rise to capital gain or loss under Section 302(b) of the Code, provided that the redemption proceeds do not represent accrued and unpaid dividends. Other redemptions may also give rise to capital gain or loss, but certain conditions imposed by Section 302(b) of the Code must be satisfied to achieve such treatment. For a discussion of the tax consequences of a redemption by us of our Series A Preferred Stock, see “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of Capital Stock” in the accompanying prospectus. The U.S. federal income tax consequences of the redemption by us of the Series A Preferred Stock may be different for U.S. and non-U.S. stockholders. For further discussion of the U.S. federal income tax consequences to non-U.S. stockholders, see “Material U.S. Federal Income Tax Considerations —Federal Income Tax Considerations for Holders of Capital Stock — Taxation of Non-U.S. Stockholders” in the accompanying prospectus.

Information Reporting

We will report to our stockholders and to the Internal Revenue Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any, with respect to the paid distributions. For further discussion on our information reporting obligation, see “Material U.S. Federal Income Tax Considerations — Information Reporting and Backup Withholding” in the accompanying prospectus.

UNDERWRITING

Wells Fargo Securities, LLC is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of depositary shares representing interests in the Series A Preferred Stock set forth opposite the underwriter’s name below.

Underwriter	Number of Depositary Shares
Wells Fargo Securities, LLC
Stifel, Nicolaus & Company, Incorporated
Drexel Hamilton, LLC

Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the depositary shares sold under the underwriting agreement if any of these depositary shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the depositary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the depositary shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representative has advised us that the underwriters propose initially to offer the depositary shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $        per depositary share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional depositary shares.

	Per Depositary Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

The expenses of the offering, not including the underwriting discount, are estimated at $        and are payable by us. We have agreed to reimburse the underwriters for certain out-of-pocket expenses of the underwriter payable by us, on an aggregate amount not to exceed $20,000.

Overallotment Option

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 300,000 additional depositary shares at the public offering price, less the underwriting discount. The underwriters may exercise their option solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional depositary shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We have agreed not to sell or transfer any depositary shares or shares of the Series A Preferred Stock or securities convertible into, exchangeable for, exercisable for, or repayable with such securities, for 30 days after the date of this prospectus supplement without first obtaining the written consent of Wells Fargo Securities, LLC. Specifically, we have agreed, with certain limited exceptions, not to directly or indirectly

•	offer, pledge, sell or contract to sell any depositary shares or shares of the Series A Preferred Stock,

•	sell any option or contract to purchase any depositary shares or shares of the Series A Preferred Stock,

•	purchase any option or contract to sell any depositary shares or shares of the Series A Preferred Stock,

•	grant any option, right or warrant for the sale of any depositary shares or shares of the Series A Preferred Stock,

•	lend or otherwise dispose of or transfer any depositary shares or shares of the Series A Preferred Stock,

•	request or demand that we file a registration statement related to the depositary shares or shares of the Series A Preferred Stock, or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any depositary shares or shares of the Series A Preferred Stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to depositary shares or shares of the Series A Preferred Stock and to securities convertible into or exchangeable or exercisable for or repayable with such securities.

Book-Entry Form

Our depositary shares included in this offering will be issued and maintained in book-entry only form and registered in the name of the nominee of DTC except under limited circumstances.

New York Stock Exchange Listing

The depositary shares are listed on the NYSE under the symbol “CORRPrA.” We will apply to list the depositary shares offered hereby on the NYSE under the existing symbol “CORRPrA” covering the outstanding depositary shares.

Price Stabilization, Short Positions

Until the distribution of the depositary shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing depositary shares. However, the representatives may engage in transactions that stabilize the price of the depositary shares, such as purchases and other activities that peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell the depositary shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of depositary shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional depositary shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional depositary shares or purchasing depositary shares in the open market. In determining the source of depositary shares to close out the covered short position, the underwriters will consider, among other things, the price of depositary shares available for purchase in the open market compared to the price at which they may purchase depositary shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing depositary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales and other activities may have the effect of raising or maintaining the market price of the depositary shares or preventing or retarding a decline in the market price of the depositary shares. As a result, the price of the depositary shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates or counterparties to us in these transactions. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, Wells Fargo Securities, LLC and/or its affiliates are lenders under the CorEnergy Credit Facility.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the depositary shares offered hereby. Any such short positions could adversely affect future trading prices of the depositary shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

The depositary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Husch Blackwell LLP, Kansas City, Missouri (“Husch Blackwell”) and by Venable LLP, Baltimore, Maryland (“Venable”). Certain legal matters in connection with the securities offered hereby will be passed upon for the underwriters by Shearman & Sterling LLP, New York, New York. Husch Blackwell may rely on the opinion of Venable on certain matters of Maryland law.

EXPERTS

The consolidated financial statements of CorEnergy Infrastructure Trust, Inc. appearing in CorEnergy Infrastructure Trust, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2016 including schedules appearing therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance with those requirements, we file reports and other information with the SEC. The reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can be obtained by mail from the Public Reference Section of the SEC at Room 1580,100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. In addition, our common stock is listed on the New York Stock Exchange, and we are required to file reports, proxy and information statements and other information with the New York Stock Exchange. These documents can be inspected at the principal office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. We have filed with the SEC a registration statement on Form S-3 (Registration File No. 333-209045) covering the securities offered by this prospectus supplement. You should be aware that this prospectus supplement does not contain all of the information contained or incorporated by reference in that registration statement and its exhibits and schedules. You may inspect and obtain copies of the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the preceding paragraph. Statements contained in this prospectus supplement concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document which is incorporated by reference in this prospectus supplement or the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement, the accompanying prospectus, or information that we later file with the SEC modifies or replaces that information.

The documents listed below have been filed by us under the Exchange Act and are incorporated by reference in this prospectus supplement:

•	Our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on March 2, 2017.

•

Our Current Reports on Form 8-K as filed with the SEC on January 9, 2017; January 23, 2017; March 3, 2017 and April 11, 2017 (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC).

•

The description of our depositary shares, each representing 1/100th of a share of our Series A Preferred Stock included in our registration statement on Form 8-A filed on January 26, 2015, and any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC) after the date of this prospectus supplement and prior to the termination of the offering of the securities covered by this prospectus supplement, are incorporated by reference herein.

To obtain a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in such documents), please contact us at 1110 Walnut, Suite 3350, Kansas City, MO 64106.

As you read these documents, you may find some differences in information from one document to another. You should assume that the information appearing in this prospectus supplement or the accompanying prospectus is accurate only as of the date on their respective covers, and you should assume the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate only as of the date of that document. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS

$600,000,000

Common Stock

Preferred Stock

Depositary Shares

Subscription Rights

Warrants

Debt Securities

Units

We may offer, from time to time, up to $600,000,000 aggregate initial offering price of our (i) common stock, (ii) preferred stock, (iii) fractional interests in shares of our preferred stock represented by depositary shares, (iv) senior and/or subordinated debt securities, (v) subscription rights to purchase shares of our common stock, preferred stock (or depositary shares representing a fractional interest therein) and/or debt securities, (vi) warrants representing rights to purchase shares of our common stock, preferred stock (or depositary shares representing a fractional interest therein) and/or debt securities, or (vii) units consisting of a combination of any of the foregoing. We refer to the foregoing collectively as our securities. We may offer our securities in one or more offerings and in one or more classes or series, separately or together, in amounts, at prices and on terms set forth in a prospectus supplement to this prospectus. This prospectus also relates to the offer and sale of shares of our common stock pursuant to our Dividend Reinvestment Plan as described herein.

In addition to the offer and sale of common stock through our Dividend Reinvestment Plan, we may offer and sell these securities through one or more underwriters, dealers or agents, or directly to one or more purchasers, on a continuous or delayed basis, at prices and on terms determined at the time or times of offering. The prospectus supplement relating to the particular offering will identify any underwriters, dealers or agents involved in the sale of our securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and such underwriters, dealers or agents or among the underwriters, or the basis upon which such amount may be calculated. For more information about the manner in which we may offer our securities, including without limitation the offer and sale of our common stock pursuant to our Dividend Reinvestment Plan, see “Dividend Reinvestment Plan” and “Plan of Distribution.”

Apart from the offer and sale of common stock pursuant to this prospectus through our Dividend Reinvestment Plan, no securities may be sold without delivery of an accompanying prospectus supplement describing the method and terms of the offering of those securities. Accordingly, we will deliver this prospectus together with an accompanying prospectus supplement setting forth the specific terms of any securities to be offered, including the amounts of such securities and the prices at which they are to be offered as well as the specific plan of distribution for any securities to be offered. We also may authorize one or more free writing prospectuses to be provided to you in connection with an offering. The accompanying prospectus supplement will contain additional information, where applicable, about material federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. In addition, the specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities offered by this prospectus, in each case as may be appropriate to preserve our status as a real estate investment trust for federal income tax purposes, among other purposes. You should read this prospectus, any accompanying prospectus supplement and any related free writing prospectus carefully before you decide to invest in any of our securities.

The following equity securities are currently listed on the New York Stock Exchange: (i) our common stock is listed under the symbol “CORR” and (ii) our depositary shares, each representing 1/100th of a share of our 7.375% Series A cumulative redeemable preferred stock, are listed under the symbol “CORRPrA.” On January 15, 2016, the last reported sale price of our common stock on the New York Stock Exchange was $14.30. Any common stock offered pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance.

Investing in our securities involves certain risks. You could lose some or all of your investment. See “Risk Factors ” beginning on page 4 of this prospectus. You should consider carefully these risks together with all of the other information contained in this prospectus, any prospectus supplement and any related free writing prospectus before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 18, 2016

You should rely only on the information contained in, or incorporated by reference into, this prospectus, the applicable prospectus supplement and any related free writing prospectus in making your investment decisions. Neither we nor any underwriter have authorized anyone to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any accompanying prospectus supplement and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any accompanying prospectus supplement and any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. The information contained in this prospectus, any accompanying prospectus supplement and any related free writing prospectus or the documents incorporated by reference herein or therein are accurate only as of the date of each such document. Our business, financial condition and prospects may have changed since such dates. We will advise investors of any material changes to the extent required by applicable law.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or SEC, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “ Securities Act”), using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any of the offered securities described in this prospectus. This prospectus provides you with a general description of each type of security we may offer. Each time we offer one or more of such securities, a prospectus supplement will be provided that will contain specific information about the terms of that offering. We also may authorize one or more free writing prospectuses to be provided to you in connection with an offering. The prospectus supplement and any related free writing prospectus may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, information included or incorporated by reference in this prospectus will be superseded by the information contained in the applicable prospectus supplement and any related free writing prospectus related to such securities. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the information incorporated by reference in this prospectus or a prospectus supplement, before making an investment in any of our offered securities. See “How to Obtain More Information” and “Incorporation of Information Filed with the SEC” for more information.

Apart from the offer and sale of common stock pursuant to this prospectus through our Dividend Reinvestment Plan, we will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus supplement that more fully describes the securities being offered and the terms of such offering. Any accompanying prospectus supplement or any related free writing prospectus may also update, amend or supersede other information contained in this prospectus. Before purchasing any securities, you should carefully read this prospectus, any accompanying prospectus supplement and any related free writing prospectus, together with the information incorporated or deemed to be incorporated by reference herein as described under the heading “Where You Can Find More Information” below.

Unless the context otherwise requires or indicates, all references to “we,” “us,” “our” and the “Company” in this prospectus mean CorEnergy Infrastructure Trust, Inc., a Maryland corporation, and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any related free writing prospectus, and the documents incorporated by reference herein and therein, as well as other written reports and oral statements made from time to time by the Company, may include forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended.

Forward-looking statements can often be identified by the use of forward-looking terminology, such as “will,” “may,” “should,” “could,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “projects,” “goals,” “objectives,” “targets,” “predicts,” “plans,” “seeks,” and variations of these words and similar expressions. Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this prospectus, any prospectus supplement or related free writing prospectus, and in documents incorporated by reference. We do not undertake to update or revise any forward-looking statement to reflect events or circumstances after the date on which it is made.

Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of future performance or results and we can give no assurance that these expectations will be attained. Our actual results may differ materially from those indicated by these forward-looking statements due to a variety of known and unknown risks and uncertainties. In addition to the discussion of risk factors referenced herein under the heading “Risk Factors,” such known risks and uncertainties include, without limitation:

•	the ability of our tenants and borrowers to make payments under their respective leases and mortgage loans, our reliance on certain major tenants and our ability to re-lease properties that become vacant;

•	our ability to obtain suitable tenants for our properties;

•	changes in economic and business conditions, including the financial condition of our tenants and general economic conditions in the energy industry, and in the particular sectors of that industry served by each of our infrastructure assets;

•	the inherent risks associated with owning real estate, including local real estate market conditions, governing laws and regulations, including potential liabilities relating to environmental matters, and illiquidity of real estate investments;

•	the impact of laws and governmental regulations applicable to certain of our infrastructure assets, including additional costs imposed on our business or other adverse impacts as a result of any unfavorable changes in such laws or regulations;

•	our ability to sell properties at an attractive price;

•	our ability to repay debt financing obligations;

•	our ability to refinance amounts outstanding under our credit facilities and our convertible notes at maturity on terms favorable to us;

•	the loss of any member of our management team;

•	our ability to comply with certain debt covenants;

•	our ability to integrate acquired properties and operations into existing operations;

•	our continued ability to access the debt or equity markets;

•	the availability of other debt and equity financing alternatives;

•	market conditions affecting our debt and equity securities;

•	changes in interest rates under our current credit facility and under any additional variable rate debt arrangements that we may enter into in the future;

•	our ability to successfully implement our selective acquisition strategy;

•	our ability to maintain internal controls and processes to ensure all transactions are accounted for properly, all relevant disclosures and filings are timely made in accordance with all applicable rules and regulations, and any potential fraud or embezzlement is thwarted or detected;

•	changes in U.S. federal or state tax rules or regulations that could have adverse tax consequences;

•	declines in the market value of our investment securities; and

•	changes in U.S. federal income tax regulations (and applicable interpretations thereof), or in the composition or performance of our assets, that could impact our ability to continue to qualify as a real estate investment trust for U.S. federal income tax purposes.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the reports we file with the SEC and which are incorporated by reference herein. See “Incorporation of Certain Documents by Reference.” In addition, other factors not identified may emerge from time to time that could also have such an effect. We cannot give you any assurance that the forward-looking statements included or incorporated by reference in this prospectus, any prospectus supplement or any related free writing prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, any prospectus supplement or any related free writing prospectus, you should not regard the inclusion of this information as a representation by us or any other person that the results or conditions described in those statements or objectives and plans will be achieved.

RISK FACTORS

An investment in our securities should not constitute a complete investment program for any investor and involves a high degree of risk. Due to the uncertainty in our investments, there can be no assurance that we will achieve our investment objective. You should carefully consider the risks referenced below, as well as any risk factors included in any prospectus supplement or related free writing prospectus, before making an investment decision.

An investment in any securities offered pursuant to this prospectus involves substantial risks. In deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference herein from the sections captioned “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q (see “Incorporation of Certain Documents by Reference”), as well as the other information contained in this prospectus, as updated, amended or superseded by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any accompanying prospectus supplement and any related free writing prospectus (and the information incorporated by reference herein and therein), before acquiring any of such securities. Statements in or portions of a future document incorporated by reference in this prospectus, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus or such incorporated documents.

The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow, which might cause the trading price of our common stock or other securities to decline and could result in you losing all or part of your investment in the offered securities. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. Although we have tried to discuss key risk factors, please be aware that these are not the only risks we face and there may be additional risks that we do not presently know of or that we currently consider not likely to have a significant impact. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business or our financial performance. Please also refer to the section entitled “Forward-Looking Statements” above.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges and combined fixed charges and preferred stock dividends for each of the last five fiscal years.

	For the Nine Months Ended September 30,	For the Year Ended December 31,		For the Year Ended November 30,			One-Month Transition Period Ended December 31,
	2015	2014	2013	2012	2011	2010	2012
Ratio of earnings to fixed charges	2.51	3.40	2.08	242.70	103.84	423.61	(0.23)
Ratio of earnings to combined fixed charges and preference dividends	1.72	3.40	2.08	242.70	103.84	423.61	(0.23)

Combined Fixed Charges Deficiency	N/A	N/A	N/A	N/A	N/A	N/A	$513,333

SELECTED CONSOLIDATED FINANCIAL DATA

The following tables set forth selected consolidated financial data for the periods ended or as of the dates indicated, with per share data adjusted to reflect the reverse split. Such historical consolidated financial data should be read in conjunction with the information set forth in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 16, 2015 (“Current 10-K”) and our Quarterly Report on Form 10-Q for the period ended September 30, 2015, filed with the SEC on November 10, 2015 (“Current 10-Q”), each of which is incorporated herein by reference.

Financial information presented below for the years ended December 31, 2014, December 31, 2013, November 30, 2012, November 30, 2011, November 30, 2010, and the one-month transition period ended December 31, 2012 has been derived from our financial statements audited by Ernst & Young LLP, our independent registered public accounting firm, and has been adjusted for the 1-for-5 reverse split of our common stock which took effect as of 5:01 p.m., Eastern time, on December 1, 2015. Our historical results are not necessarily indicative of the results to be expected for any future periods.

Results of operations for the years ended December 31, 2014 and 2013, November 30, 2012, 2011 and 2010, the nine-month period ended September 30, 2015, and the one-month transition period ended December 31, 2012, and the financial position at September 30, 2015, December 31, 2014, 2013 and 2012, and November 30, 2012, 2011 and 2010 reflect the consolidation of the Company’s wholly-owned subsidiary, Mowood LLC, effective as of September 21, 2011. Results of operations for the year ended December 31, 2014 and the nine-month period ended September 30, 2015 and the financial position at September 30, 2015 and December 31, 2014 reflect the consolidation of the Company’s wholly-owned subsidiaries, MoGas Pipeline LLC and United Property Systems, LLC, effective as of November 17, 2014.

		For the Year Ended
	Nine Months Ended September 30, 2015	December 31, 2014	December 31, 2013	November 30, 2012	November 30, 2011	November 30, 2010	One-Month Transition Period Ended December 31, 2012
Operating Data
Total revenue	$48,810,003	$40,308,573	$31,286,020	$10,573,997	$3,225,463	$—	$1,726,901
Net income (loss) from continuing operations attributable to CORR common stockholders	5,887,266	7,013,856	4,502,339	12,348,721	2,922,143	14,666,874	(1,503,396)

Per Share Data
Income (loss) from continuing operations attributable to CORR stockholders - Basic and Diluted	$0.57	$1.06	$0.93	$6.72	$1.60	$8.05	$(0.48)
Cash dividends declared per common share (1)	$2.000	$2.570	$1.875	$2.200	$2.050	$2.150	$—
Weighted Average Shares of Common Stock Outstanding - Basic and Diluted	10,266,380	6,605,715	4,829,879	1,836,485	1,831,962	1,821,414	3,112,972
(1) Dividends in 2013 were affected by the change in year end.

	September 30, 2015	December 31, 2014	December 31, 2013	November 30, 2012	November 30, 2011	November 30, 2010	December 31, 2012
Balance Sheet Data
Total Assets	$689,584,860	$443,815,842	$283,875,659	$111,431,833	$94,287,396	$96,041,393	$293,661,985
Long-term debt	219,968,918	67,060,000	70,000,000	—	2,279,883	—	70,000,000
CorEnergy Equity	423,830,138	310,450,347	177,193,340	98,855,785	90,426,313	95,479,173	180,860,539

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the offered securities for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific offering or in any free writing prospectus we have authorized for use in connection with any such offering. Our general corporate purposes may include, among other things, financing capital investments and future acquisitions in accordance with our investment objectives and policies as described in the reports we file with the SEC which are incorporated by reference herein. See “Incorporation of Certain Documents by Reference.” We may also use proceeds from the sale of our securities to retire all or a portion of any debt we incur, retire or redeem senior securities, and for working capital purposes, including the payment of distributions, interest and operating expenses, although there is currently no intent to issue securities primarily for this purpose. We may invest any funds not required immediately for such purposes in short-term investment grade securities. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the accompanying prospectus supplement and any related free writing prospectus we have authorized for use in connection with such offering.

THE COMPANY

We were organized as a Maryland corporation and commenced operations on December 8, 2005. Prior to 2011 we operated as a business development company under the name Tortoise Capital Resources Corporation and invested primarily in securities of privately held and micro-cap public companies operating in the U.S. energy sector. In April 2011, we withdrew our election to be treated as a business development company. We do not plan on making additional investments in securities (other than short-term, highly liquid investments to be held pending acquisition of real property assets) and intend to liquidate our legacy private securities investments in an orderly manner. We have elected REIT status for U.S. federal income tax purposes, commencing with calendar year 2013. Our REIT election, assuming continuing compliance with the then applicable qualification tests, will continue in effect for subsequent taxable years.

Company Overview

CorEnergy, the first publicly listed energy infrastructure Real Estate Investment Trust (REIT), primarily owns assets in the midstream and downstream U.S. energy sectors that perform utility-like functions, such as pipelines, storage terminals, and transmission and distribution assets. Our objective is to provide stockholders with a stable and growing cash dividend, supported by long-term contracted revenue from operators of our assets, primarily under triple-net participating leases. We believe our leadership team’s energy and utility expertise provides CorEnergy with a competitive advantage to own and acquire U.S. energy infrastructure assets in a tax-efficient, transparent, investor-friendly REIT.

We expect our leases to provide us with contracted base rent, plus participating rent based upon asset-specific criteria. The energy industry commonly employs contracts with participating features, and we provide exposure to both the risk and opportunity of utilization of our assets, which we believe is a hallmark of infrastructure assets of all types. Our participating triple-net leases, and our participating mortgages, require the operator to pay all expenses of the business including maintaining our assets in good working order.

Our assets are primarily mission-critical to our customers, in that utilization of our assets is necessary for the business they seek to conduct and their rental payments are an essential operating expense. For example, our gathering system assets are necessary to the exploration of upstream natural gas reserves, so the operators’ lease of those assets is economically critical to their operations. Some of our assets are subject to rate regulation by FERC or state public service commissions. In most cases, we believe our assets are essential to the conduct of the business of our customers.

We intend to distribute substantially all of our cash available for distribution, less prudent reserves, on a quarterly basis. We believe that our base rent escalation provisions and participation features should generate 1-3 percent distribution growth, which, together with prudent acquisitions, should support 3-5 percent annual distribution growth over the long term. Since qualifying as a REIT in 2013, we have grown our annualized dividend to $3.00 per share (post-reverse stock split) starting with the third quarter of 2015. Our management contract includes incentive provisions, aligning our leadership team with our stockholders’ interests in raising the dividend only if we believe the rate is sustainable.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “CORR.” Our principal executive offices are located at 1100 Walnut Street, Suite 3350, Kansas City, MO 64106. Our telephone number is (816) 875-3705, or toll-free (877) 699-2677, and our Web site is http://corenergy.corridortrust.com. Please note that our Web site address is provided for informational purposes only and is not intended to be a hyperlink. Accordingly, the information located on and/or accessible from our Web site is not, and shall not be deemed to be, a part of this prospectus, any accompanying prospectus supplement or any related free writing prospectus or incorporated into any filing that we make with the SEC.

DIVIDEND REINVESTMENT PLAN

If a stockholder’s common stock is registered directly with us or with a brokerage firm that participates in our Dividend Reinvestment Plan (“Plan”) through the facilities of the Depository Trust Company (“DTC”) and such stockholder’s account is coded dividend reinvestment by such brokerage firm, all distributions are automatically reinvested for stockholders by the Plan Agent, Computershare Trust Company, N.A. (the “Plan Agent”), in additional common stock (unless a stockholder is ineligible or elects otherwise).

We will use primarily newly-issued common stock to implement the Plan, whether our shares are trading at a premium or at a discount to book value. However, we reserve the right to instruct the Plan Agent to purchase shares in the open-market in connection with its obligations under the Plan. The number of shares to be issued to a stockholder shall be determined by dividing the total dollar amount of the distribution payable to such stockholder by the market price per share of our common stock at the close of regular trading on the distribution payment date. Market price per share on that date shall be the closing price for such shares or, if no sale is reported for such day, at the average of their reported bid and asked prices. If distributions are reinvested in shares purchased on the open market, then the number of shares received by a stockholder shall be determined by dividing the total dollar amount of the distribution payable to such stockholder by the weighted average price per share (including per share fees, which include any brokerage commissions the Plan Agent is required to pay) for all shares purchased by the Plan Agent on the open-market in connection with such distribution. Such open-market purchases will be made by the Plan Agent as soon as practicable, but in no event more than 30 days after the distribution payment date, and may be made on any securities exchange where our common stock is traded, in the over-the-counter market or in negotiated transactions, on such terms as to price, delivery and otherwise as the Plan Agent shall determine. The Plan Agent may commingle stockholders’ funds to be used for any such open-market purchases, and stockholders’ uninvested funds held by the Plan Agent will not bear interest. The Plan provides that the Plan Agent shall have no liability in connection with any inability to purchase shares of our common stock within the time provided or with the timing of any purchases effected, and shall have no responsibility for the value of any shares so acquired.

The Plan Agent maintains all stockholders’ accounts in the Plan and furnishes written confirmation of each acquisition made for the participant’s account as soon as practicable, but in no event later than 60 days after the date thereof. Shares in the account of each Plan participant will be held by the Plan Agent in non-certificated form in the Plan Agent’s name or that of its nominee, and each stockholder’s proxy will include those shares purchased or received pursuant to the Plan. The Plan Agent will forward all proxy solicitation materials to participants and vote proxies for shares held pursuant to the Plan first in accordance with the instructions of the participants then with respect to any proxies not returned by such participant, in the same proportion as the Plan Agent votes the proxies returned by the participants.

There will be no fees with respect to shares issued directly by us as a result of distributions payable either in shares or in cash. However, each participant will pay a per share fee incurred with respect to the Plan Agent’s open-market purchases in connection with the reinvestment of distributions. If a participant elects to have the Plan Agent sell part or all of his or her common stock and remit the proceeds, such participant will be charged a per share fee plus a $15.00 transaction fee. Per share fees include any brokerage commissions the Plan Agent is required to pay. The automatic reinvestment of distributions will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such distributions. See “Material U.S. Federal Income Tax Considerations.”

Experience under the Plan may indicate that changes are desirable. Accordingly, we reserve the right to amend or terminate the Plan if in the judgment of our Board of Directors such a change is warranted. The Plan may be terminated by the Plan Agent or us upon notice in writing mailed to each participant at least 60 days prior to the effective date of the termination. Each registered participant may terminate his or her account under the Plan by notifying the Plan Agent in writing at P.O. Box 30170, College Station, Texas 77842-3170, or by calling the Plan Agent at (877) 373-6374 or using the website: www.computershare.com/investor. Upon any termination, the Plan Agent will cause the full shares held by each participant under the Plan to be issued in book entry form and, together with a cash adjustment for any fraction of a common share at the then current market value of the common stock, to be delivered to him or her less any applicable fees. If preferred, a participant may request the sale of all of the common stock held by the Plan Agent in his or her Plan account in order to terminate participation in the Plan. If such participant elects in advance of such termination to have the Plan Agent sell part or all of his or her shares, the Plan Agent is authorized to deduct from the proceeds a $15.00 fee plus the per share fees incurred for the transaction. If a participant has terminated his or her participation in the Plan but continues to have common stock registered in his or her name, he or she may re-enroll in the Plan at any time by notifying the Plan Agent in writing at the address below. The terms and conditions of the Plan may be amended by the Plan Agent or us at any time; provided, however that, except when necessary or appropriate to comply with applicable law or the rules or policies of the SEC or any other regulatory authority, any such amendment may be made only by mailing to each participant appropriate written notice at least 30 days prior to the effective date thereof. The amendment shall be deemed to be accepted by each participant unless, prior to the effective date thereof, the Plan Agent receives notice of the termination of the participant’s account under the Plan. Any such amendment may include an appointment by the Plan Agent of a successor Plan Agent, subject to the prior written approval of the successor Plan Agent by us. Additional information about the Plan may be obtained by writing to Computershare Trust Company, N.A, P.O. Box 30170, College Station, Texas 77842-3170, by contacting them by phone at (877) 373-6374, or by visiting their website at www.computershare.com/investor.

DESCRIPTION OF CAPITAL STOCK

This prospectus describes the general terms of our capital stock. For a more detailed description of these securities, you should read the applicable provisions of the Maryland General Corporation Law (“MGCL”), and our Charter (our “Charter”) and Second Amended and Restated Bylaws (“Bylaws”), each of which has been filed with the SEC. For additional information concerning the rights of holders of our capital stock and related terms and conditions, please refer to the discussion set forth herein under the heading “Certain Provisions of Our Charter and Bylaws and the Maryland General Corporation Law.” Such discussion includes a description of certain provisions of our Charter and Bylaws that could delay, defer or prevent other entities or persons from acquiring control of us, including certain restrictions on ownership and transfer that apply to our capital stock (including both common stock and preferred stock) to assist in preserving our status as a REIT.

General

Our Charter authorizes us to issue up to 110,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. The Board of Directors may, without any action by the stockholders, amend our Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue under our Charter. Additionally, our Charter authorizes our Board of Directors, without any action by our stockholders, to classify and reclassify any unissued common stock and preferred stock into other classes or series of stock from time to time, to specify the number of our total authorized shares that will be included in any such new class or series, and to set or change (subject to the express terms of any then-outstanding class or series and to our Charter restrictions on ownership and transfer of our capital stock) the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Under the MGCL, stockholders generally are not liable for our debts or obligations.

We believe that the power of our Board of Directors to increase or decrease the number of authorized shares of stock, issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of the New York Stock Exchange, on which our common stock is traded. Although there is no present intention of doing so, we could issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Effective as of 5:01 p.m., Eastern time, on December 1, 2015, we completed a 1-for-5 reverse split of our common stock, pursuant to which every five issued and outstanding shares of the Company’s common stock was converted into one share of common stock. This reverse stock split affected all record holders of our common stock uniformly and did not affect any record holder’s percentage ownership interest in the Company, except for de minimus changes as a result of the elimination of fractional shares. The reverse stock split also did not affect the number of authorized or outstanding shares of the Company’s 7.375% Series A Cumulative Redeemable Preferred Stock, or our outstanding 7.00% Convertible Senior Notes due 2020, other than by resulting in a change in certain common stock conversion rates applicable to each such security as described herein. See “DESCRIPTION OF CAPITAL STOCK – Preferred Stock – Series A Preferred Stock” and “DESCRIPTION OF DEBT SECURITIES – 7.00% Convertible Notes.” The following table provides information about our outstanding capital stock immediately following the completion of the reverse stock split on December 1, 2015:

Title of Class	Shares Authorized	Shares Outstanding
Common Stock	100,000,000	11,939,700
Preferred Stock	10,000,000	22,500

Common Stock

General. Our Charter authorizes us to issue up to 100,000,000 shares of common stock, $0.001 par value per share. All common stock offered pursuant to this prospectus and any related prospectus supplement will be, upon issuance, duly authorized, fully paid and nonassessable. Unless otherwise stated in the applicable prospectus supplement and any related free writing prospectus, all outstanding common stock offered pursuant to this prospectus and any related prospectus supplement will be of the same class and will have identical rights, as described below. Subject to the preferential rights of any other outstanding class or series of stock and to the provisions of our Charter regarding the restrictions on transfer of stock, holders of shares of common stock are entitled to receive distributions if, as and when authorized by the Board of Directors and declared by us out of assets legally available for the payment of distributions. Holders of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our Charter regarding certain restrictions on the ownership and transfer of our stock designed to assist in preserving our status as a REIT, all shares of our common stock have equal distribution, liquidation and other rights. (For a description of such restrictions, see “Certain Provisions of Our Charter and Bylaws and the Maryland General Corporation Law-Restrictions on Ownership and Transfer.”)

Distributions. As a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income. We have historically, and intend to continue, subject to the discretion of our Board of Directors, to pay quarterly distributions to our stockholders. Our Board of Directors will determine the amount of each distribution.

Because of the effect of other items, including depreciation and amortization associated with real estate investments, distributions, in whole or in part, in any period may constitute a return of capital for federal tax purposes. There is no assurance that we will continue to make regular distributions.

If a stockholder’s shares are registered directly with us or with a brokerage firm that participates in the Plan, distributions will be automatically reinvested in additional common stock under the Plan unless a stockholder elects to receive distributions in cash. If a stockholder elects to receive distributions in cash, payment will be made by check. The federal income tax treatment of distributions is the same whether they are reinvested in our shares or received in cash. See “Dividend Reinvestment Plan.”

Liquidation Rights. Common stockholders are entitled to share ratably in the assets legally available for distribution to stockholders in the event of liquidation, dissolution or winding up, after payment of or adequate provision for all known debts and liabilities, including any outstanding debt securities or other borrowings and any interest accrued thereon. These rights are subject the provisions of our Charter regarding the restrictions on transfer of stock, and also to the preferential rights of any other class or series of our stock, including the preferred stock. The rights of common stockholders upon liquidation, dissolution or winding up will be subordinated to the rights of holders of any outstanding notes or shares of preferred stock.

Voting Rights. Subject to the provisions of our Charter regarding the restrictions on transfer of stock and except as may be otherwise specified therein with respect to any class or series of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of common stockholders, including the election of directors. The presence of the holders of shares entitled to cast a majority of the votes entitled to be cast (without regard to class) shall constitute a quorum at a meeting of stockholders. The Bylaws provide that directors are elected by a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present. There is no cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of stock entitled to vote will be able to elect all of the successors of the class of directors whose terms expire at that meeting.

Market. Our common stock trades on the NYSE under the ticker symbol “CORR.” Common stock issued pursuant to this prospectus and related prospectus supplement is expected to trade on the NYSE.

Transfer Agent, Dividend Paying Agent and Dividend Reinvestment Plan Agent. Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940, serves as the transfer agent and registrar and Computershare, Inc. serves as the Plan Agent for our Dividend Reinvestment Plan and dividend paying agent for our common stock.

Preferred Stock

General. Our Charter authorizes the issuance of up to 10,000,000 shares of preferred stock, $0.001 par value per share, with preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption as determined by the Board of Directors. We anticipate that any preferred stock we issue will rank junior to any debt securities and senior to all common stock. All preferred stock offered pursuant to this prospectus and any related prospectus supplement will be, upon issuance, duly authorized, fully paid and nonassessable.

Series A Preferred Stock

On January 27, 2015, we issued 2,000,000 depositary shares in a public offering, each representing one-hundredth of a share of our 7.375% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”). On February 5, 2015, we issued an additional 250,000 depositary shares, each representing 1/100th of a share of our Series A Preferred Stock, pursuant to an exercise of the underwriters’ over-allotment option. The Series A Preferred Stock has a liquidation preference of $2,500.00 per share ($25.00 per depositary share). We pay cumulative dividends on the shares of our Series A Preferred Stock underlying the depositary shares in the amount of $1.84375 per depositary share for each full year, which is equivalent to 7.375% of the $25.00 liquidation preference per depositary share. Dividends on the Series A Preferred Stock will accrue and be cumulative from and including January 27, 2015, the date of original issue by us of the Series A Preferred Stock. Dividends are payable quarterly in arrears on or about the last day of February, May, August and November of each year, when, as and if authorized by our board of directors and declared by us out of funds legally available therefor.

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Series A Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference of $2,500.00 per share (equivalent to $25.00 per depositary share), plus an amount equal to any accrued and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment may be made to holders of shares of common stock or any other class or series of our equity stock ranking, as to liquidation rights, junior to the Series A Preferred Stock. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding Series A Preferred Stock and the corresponding amounts payable on all shares of each other class or series of stock ranking, as to liquidation rights, on a parity with the Series A Preferred Stock, then the holders of depositary shares representing interests in the Series A Preferred Stock and each such other class or series of stock ranking, as to liquidation rights, on a parity with the Series A Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of the Series A Preferred Stock generally have no voting rights, except that, if dividends on the Series A Preferred Stock are in arrears for six or more quarterly periods, whether or not declared or consecutive, the holders of the Series A Preferred Stock, voting separately as a class with the holders of all other series of parity preferred stock upon which like voting rights have been conferred and are exercisable, will have the right to elect an additional two directors until all such dividends and dividends for the then current quarterly period on the Series A Preferred Stock have been paid in full or declared and set aside for payment in full. In addition, the approval of two-thirds of the votes entitled to be cast by the holders of outstanding shares of the Series A Preferred Stock, voting separately as a single class, is required to authorize, create, issue or increase the authorized number of shares of any class or series of equity securities having rights senior to the Series A

Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or amend, alter or repeal any provision of the Charter, including the articles supplementary establishing the Series A Preferred Stock, whether by merger, consolidation or otherwise, in any manner that would materially and adversely affect the rights, preferences, privileges or voting power of the Series A Preferred Stock, unless in connection with any such amendment, alteration or repeal, the Series A Preferred Stock remains outstanding without the terms thereof being materially and adversely affected (taking into account that the company may not be the surviving entity) or the holders of Series A Preferred Stock receive equity securities with the rights, preferences, privileges and voting powers substantially the same as those of the Series A Preferred Stock.

The Series A Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption, and, except as described below under “Conversion Rights,” is not convertible into any of our other securities. We may not redeem the Series A Preferred Stock prior to January 27, 2020, except as described below under “Special Optional Redemption” or, pursuant to the ownership limit contained in our Charter, under circumstances intended to, among other purposes, preserve our status as a REIT for federal and/or state income tax purposes. On and after January 27, 2020, we will have the right, at our option, to redeem the outstanding Series A Preferred Stock, in whole or in part, at any time for a cash redemption price of $2,500.00 per share ($25.00 per depositary share) plus accrued and unpaid dividends to, but not including, the date fixed for redemption.

Special Optional Redemption

Upon the occurrence of a Change of Control, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, by paying $2,500.00 per share (equivalent to $25.00 per depositary share), plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we have provided or provide notice of redemption with respect to the Series A Preferred Stock (whether pursuant to our optional redemption right described above or this special optional redemption right), the holders of depositary shares representing interests in the Series A Preferred Stock will not be permitted to exercise the conversion right described below under “Conversion Rights” in respect of their shares called for redemption.

We will mail to you, if you are a record holder of the Series A Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series A Preferred Stock except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the conditions of redemption;

•	the number of shares of Series A Preferred Stock and depositary shares to be redeemed;

•	the place(s) where the depositary receipts (or Series A Preferred Stock certificates, if no longer held in depositary form) are to be surrendered for payment;

•	the procedure for surrendering noncertificated shares of Series A Preferred Stock for payment of the redemption price;

•	that the Series A Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

•	that the holders of depositary shares representing interests in the Series A Preferred Stock to which the notice relates will not be able to tender such shares of Series A Preferred Stock for conversion in connection with the Change of Control and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and

•	that dividends on the depositary shares and the Series A Preferred Stock to be redeemed will cease to accrue on the redemption date.

Notwithstanding the foregoing, if the Series A Preferred Stock are held in global form, such notice shall comply with the applicable procedures of DTC.

If fewer than all of the outstanding Series A Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata, by lot or in such other manner as prescribed by our board of directors. In the event that the redemption is to be by lot, and if as a result of the redemption any holder of Series A Preferred Stock would own, or be deemed by virtue of certain attribution provisions of the Code to own, in excess of 9.8% in value of our issued and outstanding shares of stock (which includes the depositary shares and the Series A Preferred Stock), then, except in certain instances, we will redeem the requisite number of shares of Series A Preferred Stock of that stockholder such that the stockholder will not own or be deemed by virtue of certain attribution provisions of the Code to own, subsequent to the redemption, in excess of 9.8% in value of our issued and outstanding shares of stock (which includes the depositary shares and the Series A Preferred Stock).

If we redeem fewer than all of the shares of Series A Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series A Preferred Stock that we will redeem from each stockholder. In this case, we will determine the number of shares of Series A Preferred Stock to be redeemed on a pro rata basis or by lot.

If we have given a notice of redemption, have set aside sufficient funds for the redemption in trust for the benefit of the holders of depositary shares representing interests in the Series A Preferred Stock called for redemption and given irrevocable instructions to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, those shares of Series A Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series A Preferred Stock will terminate. The holders of those shares of Series A Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends to but excluding the redemption date.

The holders of depositary shares representing interests in the Series A Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series A Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series A Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock to be redeemed.

A “Change of Control” for purposes of this special optional redemption right or the conversion rights described below for our Series A Preferred Stock is when the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of depositary shares representing interests in the Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the depositary shares or the Series A Preferred Stock) to direct the depositary, on such holder’s behalf, to convert some or all of the shares of Series A Preferred Stock underlying the depositary shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock (or equivalent value of alternative consideration) per share of Series A Preferred Stock, or the Common Stock Conversion Consideration, equal to the lesser of:

•	the quotient obtained by dividing (1) the sum of the $2,500.00 per share (or $25.00 per depositary share) liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and then remaining unpaid dividend will be included in this sum) by (2) the Common Stock Price (such quotient, the Conversion Rate); and

•	152.586 (equivalent to 1.52586 per depositary share) (i.e., the Share Cap), as adjusted to reflect a 1-for-5 share reverse split of our common stock effective December 1, 2015 and subject to certain further adjustments.

The Share Cap is subject to additional pro rata adjustments for any future share splits (including those effected pursuant to a distribution of shares of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (1) the Share Cap in effect immediately prior to such Share Split by (2) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right and in respect of the Series A Preferred Stock underlying the depositary shares will not exceed 3,433,185 shares of common stock, as adjusted to reflect the December 1, 2015 reverse stock split (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to additional pro rata adjustments for any future Share Splits on the same basis as the corresponding adjustment to the Share Cap and is subject to increase in the event that additional shares of Series A Preferred Stock or depositary shares are issued in the future.

In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Conversion Consideration”), a holder of depositary shares representing interests in the Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Conversion Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of the depositary shares representing interests in the Series A Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of our common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

We will not issue fractional shares of common stock upon the conversion of the Series A Preferred Stock. Instead, we will pay the cash value of such fractional shares in lieu of such fractional shares. Because each depositary share represents a 1/100th interest in a share of the Series A Preferred Stock, the number of shares of common stock ultimately received for each depositary share will be equal to the number of shares of common stock received upon conversion of each share of Series A Preferred Stock divided by 100. In the event that the conversion would result in the issuance of fractional shares of common stock, we will pay the holder of depositary shares the cash value of such fractional shares in lieu of such fractional shares.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of the depositary shares representing interests in the Series A Preferred Stock unless we have provided notice of our intention to redeem all of the shares of the Series A Preferred Stock in accordance with their terms, a notice of occurrence of the Change of Control that describes the resulting Change of Control conversion right and provides additional prescribed information concerning the exercise of their Change of Control conversion right.

To exercise the Change of Control Conversion Right, each holder of depositary shares representing interests in the Series A Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the depositary receipts or certificates, if any, evidencing the depositary shares or Series A Preferred Stock, respectively, to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the depositary, in the case of the depositary shares, or to our transfer agent, in the case of shares of the Series A Preferred Stock. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of depositary shares or shares of Series A Preferred Stock to be converted; and

•	that the depositary shares or the shares of Series A Preferred Stock are to be converted pursuant to the applicable provisions of the Series A Preferred Stock.

The “Change of Control Conversion Date” is the date the Series A Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of the depositary shares representing interests in the Series A Preferred Stock.

The “Common Stock Price” will be: (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock on the principal U.S. securities exchange on which our common stock is then traded (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid prices and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our common stock is not then listed for trading on a U.S. securities exchange.

Holders of the depositary shares representing interests in the Series A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the depositary, in the case of the depositary shares, or to our transfer agent, in the case of shares of the Series A Preferred Stock, prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn depositary shares or shares of Series A Preferred Stock;

•	if certificated depositary shares or shares of Series A Preferred Stock have been issued, the receipt or certificate numbers of the withdrawn shares of Series A Preferred Stock; and

•	the number of depositary shares or shares of Series A Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series A Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company.

Shares of Series A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such shares of Series A Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series A Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $2,500.00 per share (or $25.00 per depositary share), plus any accrued and unpaid dividends thereon to, but not including, the redemption date.

We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Stock into our common stock. Notwithstanding any other provision of the Series A Preferred Stock, no holder of Series A Preferred Stock or depositary shares will be entitled to convert such shares for our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our Charter and the articles supplementary setting forth the terms of the Series A Preferred Stock, unless we provide an exemption from this limitation for such holder. See “—Restrictions on Ownership and Transfer,” below.

Except as otherwise provided above, neither the Series A Preferred Stock nor the depositary shares is convertible into or exchangeable for any other securities or property.

The foregoing description of the Series A Preferred Stock is a summary and, as such, does not purport to be complete and is qualified in its entirety by references to the full text of the Articles Supplementary classifying and designating the Series A Preferred Stock, which is attached as Exhibit 3.3 to the Form 8-A filed with the SEC on January 26, 2015, and incorporated herein by reference.

Additional Series of Preferred Stock

For any series of preferred stock that we may issue, our Board of Directors will determine, the articles supplementary relating to such series will fix and the prospectus supplement relating to such series will describe:

•	the designation and stated value of such series;

•	the number of authorized shares and the offering price of such series of preferred stock;

•	the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are cumulative or non-cumulative and participating or non-participating and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for shares of such series;

•	any provisions relating to convertibility or exchangeability of the shares of such series;

•	the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

•	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

•	any conditions or restrictions on our ability to issue additional shares of such series or other securities, including any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	a discussion of any material U.S. federal income tax considerations applicable to such series in addition to those described herein under the heading “Material U.S. Federal Income Tax Considerations”;

•	any other relative power, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof;

•	any optional or mandatory redemption or repurchase provisions;

•	the terms and conditions, if applicable, upon which shares of such series will be convertible into shares of our common stock or any other securities, including the conversion price (or manner of calculation thereof) and the conversion period;

•	any other provisions concerning amortization, sinking funds and/or retirement applicable to such series;

•	the transfer agent, paying agents or security registrar;

•	any listing of the shares of such series on any securities exchange;

•	any voting rights of the preferred stock;

•	in addition to those limitations described elsewhere in this prospectus and any prospectus supplement, any other limitations on actual and constructive ownership and restrictions on transfer of such preferred stock, in each case as may be appropriate to preserve our status as a REIT; and

•	any other terms of the preferred stock.

Book-Entry, Delivery and Form. Unless otherwise indicated in the related prospectus supplement, preferred stock will be issued in book-entry form and will be represented by one or more share certificates in registered global form. The global certificates will be held by DTC and registered in the name of Cede & Co., as nominee of DTC. DTC will maintain the certificates in specified denominations per share through its book-entry facilities.

We may treat the persons in whose names any global certificates are registered as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Therefore, so long as DTC or its nominee is the registered owner of the global certificates, DTC or such nominee will be considered the sole holder of outstanding preferred stock.

A global certificate may not be transferred except as a whole by DTC, its successors or their respective nominees, subject to the provisions restricting transfers of shares contained in our Charter, including the relevant articles supplementary.

CERTAIN PROVISIONS OF OUR CHARTER AND BYLAWS AND

THE MARYLAND GENERAL CORPORATION LAW

The following description of certain provisions of our Charter and Bylaws and Maryland law is only a summary. For a complete description, please refer to the MGCL and our Charter and Bylaws, a copy of which are obtainable upon request. See “Additional Information” herein for information on how to obtain copies of information we have or will file with the SEC, which includes copies of our Charter and Bylaws.

Certain of the provisions of our Charter and Bylaws, and of the MGCL, that are summarized below could delay, defer or prevent other entities or persons from acquiring control of us, causing us to engage in certain transactions or modifying our structure, including certain restrictions on ownership and transfer that apply to our capital stock to assist in preserving our status as a REIT. These provisions may be regarded as “anti-takeover” provisions. Such provisions could limit the ability of stockholders to sell their shares at a premium over the then-current market prices by discouraging a third party from seeking to obtain control of us.

Number and Classification of our Board of Directors; Election of Directors

Our Charter and Bylaws provide that the number of directors may be established only by our Board of Directors pursuant to the Bylaws, but may not be less than the minimum required by the MGCL, which is one. Our Bylaws provide that the number of directors may not be greater than nine. Pursuant to our Charter, our Board of Directors is divided into three classes: Class I, Class II and Class III. The term of each class of directors expires in a different successive year. Upon the expiration of their term, directors of each class are elected to serve until the third annual meeting following their election and until their successors are duly elected and qualify. Each year, only one class of directors is elected by the stockholders. The classification of our Board of Directors should help to assure the continuity and stability of our strategies and policies as determined by our Board of Directors.

Our classified board provision could have the effect of making the replacement of incumbent directors more time-consuming and difficult. At least two annual meetings of our stockholders, instead of one, will generally be required to effect a change in a majority of our Board of Directors. Thus, the classification of our Board of Directors may delay, defer or prevent a change in control of the Board of Directors, even though a change in control might be in the best interests of our stockholders.

Subtitle 8 Provisions; Vacancies on Board of Directors; Removal of Directors

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any of:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, or

•	a majority requirement for the calling of a special meeting of stockholders.

Our Charter provides that we have elected to be subject to the provision of Subtitle 8 regarding the filling of vacancies on the Board of Directors. Accordingly, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies. Through provisions in our Charter and Bylaws unrelated to Subtitle 8, we already have a Board of Directors that is divided into three classes and vest in the Board the exclusive power to fix the number of directorships as described above, and require, unless called by the Chairman of our Board of Directors, our President or Chief Executive Officer or our Board of Directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such meeting to call a special meeting.

Our Charter also provides that, subject to the rights of holders of one or more classes or series of our preferred stock, a director may be removed only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of our directors. This provision, when coupled with the provisions in our Charter and Bylaws regarding the filling of vacancies on the Board of Directors, precludes our stockholders from removing incumbent directors, except for cause and by a substantial affirmative vote, and filling the vacancies created by the removal with nominees of our stockholders.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

A Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our Charter generally provides for approval of Charter amendments requiring stockholder approval and extraordinary transactions, once they have been declared advisable by the Board of Directors, by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

Our Charter and Bylaws provide that the Board of Directors will have the exclusive power to make, alter, amend or repeal any provision of our Bylaws.

Advance Notice of Director Nominations and New Business

Our Bylaws provide that with respect to an annual meeting of our stockholders, nominations of persons for election to our Board of Directors and the proposal of business to be considered by our stockholders may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our Board of Directors; or

•	by a stockholder who was a stockholder of record both at the time of giving notice and at the time of the meeting and who is entitled to vote at the meeting and who has complied with the advance notice procedures of the Bylaws.

With respect to special meetings of our stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to our Board of Directors at a special meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our Board of Directors; or

•	provided that our Board of Directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving notice and at the time of the meeting and who is entitled to vote at the meeting and who has complied with the advance notice provisions of our Bylaws.

Preemptive and Appraisal Rights

Our Charter provides that, except as may be provided otherwise by the Board of Directors in setting the terms of any classified or reclassified series of our stock as described above under “Description of Capital Stock,” or as may otherwise be provided by contract, no holder of shares of our stock shall have any preemptive right to purchase or subscribe for any additional shares of our stock or any other security that we may issue. Our Charter also provides that no holder of our stock will be entitled to exercise the rights of an objecting stockholder under Title 3, Subtitle 2 of the MGCL, or any successor statute, unless the Board of Directors determines by majority vote that such rights shall apply, with respect to all or any portion of any class or series of stock, with regard to a particular transaction or all transactions occurring after the date of such determination. To date, our Board of Directors has made no such determination.

Limitation of Liability of Directors and Officers; Indemnification and Advance of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our Charter contains such a provision, which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our Charter authorizes us, and our Bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer, or

•	any individual who, while a director or officer and at our request, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise, who, in either case, is made, or threatened to be made, a party to the proceeding by reason of his or her service in any such capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity. Our Charter and Bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of our Company or a predecessor of our Company.

The MGCL requires a corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and

(1) was committed in bad faith or

(2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Both our Charter and our Bylaws provide that neither the amendment nor repeal of any of the provisions concerning indemnification and advancement of expenses described above, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with such provisions, shall apply to or affect the applicability of any of such provisions to any act or failure to act which occurred prior to such amendment, repeal or adoption. These provisions do not limit or eliminate our rights or the rights of any of our stockholders to seek nonmonetary relief such as an injunction or rescission in the event any of our directors or officers breaches his or her duties.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Control Share Acquisitions

The Maryland Control Share Acquisition Act (the “Control Share Act”), provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to those shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by a person who makes a proposal to make a control share acquisition (the “acquiring person”), by officers and by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiring person or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquiring person crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the Board of Directors of the corporation to call a special meeting of stockholders, which generally must be held within 50 days of demand, to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiring person or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiring person becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition.

The Control Share Act does not apply (i) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or (ii) to acquisitions approved or exempted by our Charter or Bylaws.

Our Bylaws contain a provision exempting from the Control Share Act any and all acquisitions by any person of our shares of stock. We cannot provide you any assurance that our Board of Directors will not amend or eliminate this provision at any time in the future.

Business Combinations

The Maryland Business Combination Act (the “Business Combination Act”), provides that certain “business combinations” between a Maryland corporation and an “interested stockholder” or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These covered “business combinations” include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An “interested stockholder” is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an “interested stockholder” under this statute if our Board of Directors approved in advance the transaction by which such stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the Board of Directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board.

After the five-year prohibition, any business combination between a covered Maryland corporation and an interested stockholder generally must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom, or with whose affiliate, the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Business Combination Act, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the Board of Directors before the time that the interested stockholder becomes an interested stockholder. Our Board of Directors has adopted a resolution exempting any business combination between us and any other person from the provisions of the Business Combination Act, provided that the business combination is first approved by our Board of Directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our Board of Directors does not otherwise approve a business combination, the Business Combination Act may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year and shares must be beneficially owned by 100 or more persons at least 335 days of a taxable year of twelve months (or during a proportionate part of a shorter taxable year). In addition, certain percentages of our gross income must be from particular activities.

In order to assist our Board of Directors in preserving our status as a REIT by complying with the ownership concentration limits described above, among other purposes, our Charter generally prohibits any person (subject to certain exceptions described below) from actually or constructively owning more than:

•	9.8% of our common stock by value or by number of shares, whichever is more restrictive (the “Common Stock Ownership Limit”); or

•	9.8% of our outstanding capital stock (which includes our common stock and preferred stock) by value (the “Aggregate Stock Ownership Limit”).

Our Charter also prohibits any person from:

•	beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT; and

•	making any transfer of shares of our capital stock that, if effective, would result in our being beneficially owned by fewer than 100 persons (as determined under Section 856(a)(5) of the Code).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to us (or, in the case of a proposed or attempted transaction, to provide us with at least 15 days prior written notice) and, in either case, to provide us with such other information as we may request in order to determine the effect of such transfers or ownership on our status as a REIT.

Our Board of Directors, in its sole discretion, may exempt a person (prospectively or retroactively) from the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit described above, and may establish or increase a different limit (which our Charter defines as the “Excepted Holder Limit”) applicable to such person. However, our Board of Directors may not grant such an exemption and establish an Excepted Holder Limit for any person unless our Board of Directors obtains from any such person certain representations, undertakings and agreements prescribed in our Charter in order to prevent the granting any such exemption from having an adverse effect on our status as a REIT. Further, as a condition of granting any such exception, our Board of Directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our Board of Directors, in its sole discretion, as it may deem advisable in order to determine or ensure our status as a REIT. Notwithstanding the receipt of any such ruling or opinion, our Board of Directors also may impose such additional conditions or restrictions as it deems appropriate in connection with granting any such exception.

In connection with a waiver of the Common Stock Ownership Limit or the Aggregate Stock Ownership Limit or at any other time, our Board of Directors may increase or decrease the Common Stock Ownership Limit or the Aggregate Stock Ownership Limit, except that a decreased ownership limit will not be effective for any person whose ownership of our stock exceeds the decreased ownership limit at the time of the decrease until the person’s ownership of our stock equals or falls below the decreased ownership limit, although any further acquisition of our stock will violate the decreased ownership limit. Our Board of Directors may not increase or decrease the Common Stock Ownership Limit or the Aggregate Stock Ownership Limit if the new ownership limit would allow five or fewer persons to actually or beneficially own more than 49.9% in value of our outstanding stock or could cause us to be “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT.

Any attempted transfer of our shares of capital stock which, if effective, would result in any person beneficially or constructively owning shares in excess, or in violation, of the transfer or ownership limitations described above (including any applicable Excepted Holder Limit), then that number of shares of capital stock, the beneficial or constructive ownership of which otherwise would cause such person (referred to in our Charter as a “Prohibited Owner”) to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the Prohibited Owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer, subject to the following:

•	if a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of the restrictions described above, the transfer that would have resulted in such violation will be void ab initio, and the proposed transferee shall acquire no rights in such shares; and

•	any transfer that results in the violation of the restriction relating to our shares of capital stock being beneficially owned by fewer than 100 persons will be void ab initio, and the intended transferee shall acquire no rights in such shares.

Shares held in the charitable trust will continue to constitute issued and outstanding shares of our capital stock. The Prohibited Owner will not benefit economically from ownership of any shares held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares of capital stock held in the charitable trust. The trustee of the charitable trust will be appointed by us and must be unaffiliated with us or any Prohibited Owner and will have all voting rights and rights to dividends or other distributions with respect to shares of capital stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust’s charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of capital stock have been transferred to the trustee are required by our Charter to be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee is required to be held in trust for the trust’s charitable beneficiary. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trustee, the trustee, in its sole discretion, will have the authority, subject to the Company not having already taken irreversible corporate action on the basis of any such vote, to:

•	rescind as void any vote cast by a Prohibited Owner prior to our discovery that such shares have been transferred to the trustee; and

•	recast such vote in accordance with the desires of the trustee acting for the benefit of the trust’s beneficiary.

Within 20 days of receiving notice from us that shares of capital stock have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our Charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the Prohibited Owner and to the charitable beneficiary. The Prohibited Owner will receive the lesser of:

•

the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

•	the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

The trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the trustee. Any net sale proceeds in excess of the amount payable to the Prohibited Owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares of stock have been transferred to the charitable trust, such shares are sold by a Prohibited Owner, then:

•	such shares will be deemed to have been sold on behalf of the charitable trust; and

•	to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that the Prohibited Owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

In addition, shares of stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

•	the market price on the date we, or our designee, accept such offer.

We may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept such deemed offer until the trustee has sold the shares of capital stock held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the Prohibited Owner and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.

All certificated shares of our capital stock will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of our capital stock, within 30 days after the end of each taxable year, is required to give us written notice, stating such person’s name and address, the number of shares of each class and series of our capital stock beneficially owned by such owner and a description of the manner in which the shares are held. Each such owner must also provide us with such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the restrictions on ownership and transfer of our shares. In addition, each stockholder will upon demand be required to provide us with such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Our Charter generally provides that an underwriter which participates in a public offering or private placement of shares of our capital stock (or securities convertible into or exchangeable for capital stock) may beneficially or constructively own shares in excess of the Aggregate Stock Ownership Limit and/or the Common Stock Ownership Limit described above, but only to the extent necessary to facilitate such public offering or private placement.

These ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock, or might otherwise be in the best interest of our stockholders. The foregoing restrictions on transferability and ownership will not apply if our Board of Directors determines that it is no longer on our best interest to attempt to qualify, or continue to qualify, as a REIT, or that compliance with such restrictions is no longer necessary in order for us to qualify as a REIT.

REIT Qualification

Our Charter provides that, while our Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve our status as a REIT, our Board also may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement and any related free writing prospectus. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts.

The particular terms of any deposit agreement will be described in an applicable prospectus supplement and any related free writing prospectus, together with a description of the terms of the related depositary shares and underlying class or series of preferred stock offered thereby. Such description will include, to the extent applicable to the underlying series of preferred stock, each of the matters specified above in the section captioned “Description of Capital Stock—Preferred Stock.”

DESCRIPTION OF DEBT SECURITIES

General

Under Maryland law and our Charter, we may borrow money, without prior approval of holders of common and preferred stock. We may issue debt securities, or other evidence of indebtedness (including bank borrowings or commercial paper) and may secure any such notes or borrowings by mortgaging, pledging or otherwise subjecting as security our assets to the extent permitted by any rating agency guidelines. Any borrowings will rank senior to the preferred stock and the common stock.

The following description, together with the additional information we include in any applicable prospectus supplement and any related free writing prospectus, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We may issue any senior notes under an indenture dated as of June 29, 2015, as supplemented by a first supplemental indenture dated as of June 29, 2015 between us and Computershare Trust Company, N.A., as trustee, or under a separate senior indenture which we will enter into with the trustee named in the senior indenture. We will issue any subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed the indenture and first supplemental indenture with Computershare Trust Company, N.A. and the forms of the senior and subordinated indenture as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to the indenture and first supplemental indenture with Computershare Trust Company, N.A., the senior indenture and the subordinated indenture.

The indentures are or will be qualified under the Trust Indenture Act of 1939. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture, including any supplemental indenture, applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement and any related free writing prospectus related to the debt securities that we sell under this prospectus, as well as the complete indentures, including any supplemental indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series. A prospectus supplement relating to a series of debt securities will include specific terms relating to the offering including the following:

•	the form and title of the security;

•	the aggregate principal amount of the securities, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount of such debt securities that may be issued;

•	the trustees, transfer agent, paying agents or security registrar for any series of debt securities;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the interest rate of the securities, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	the maturity dates of the securities;

•	the principal amount due at maturity, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount, and whether such debt securities will be issued with any original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	whether such debt securities will be secured or unsecured, and the terms of any secured debt;

•	the provisions relating to any guarantee (or limited guarantee) of any series of debt securities;

•	the terms of the subordination applicable to any series of subordinated debt securities;

•	the place or places where (i) payments on such debt securities will be payable, (ii) debt securities of each series may be surrendered for registration of transfer and exchange and (iii) notices to or demands up on us or the trustee with respect to debt securities of any series may be served, if other than the corporate trust office of the trustee;

•	any restrictions on the transfer, sale or other assignment of such debt securities;

•	our right, if any, to defer payment of interest on such debt securities, and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	information describing any book-entry features for such series of debt securities;

•	any provisions concerning conversion, amortization, sinking funds and/or retirement of such debt securities;

•	any rights upon liquidation;

•	a discussion of any material U.S. federal income tax considerations applicable to such debt securities in addition to those described herein under the heading “Material U.S. Federal Income Tax Considerations”;

•	if applicable, the procedures for any auction and remarketing of such debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than U.S. dollars, the currency in which such series of debt securities will be denominated; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, such debt securities, including any restrictive covenants or events of default provided with respect to such debt securities that are in addition to those described in this prospectus, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of such debt securities.

One or more series of any such debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates), to be sold at a substantial discount below their stated principal amount. Material United States federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.

Interest

The prospectus supplement will describe the interest payment provisions relating to any debt securities. Interest on debt securities shall be payable when due as described in the related prospectus supplement. If we do not pay interest when due, it may trigger an event of default and we may be restricted from declaring dividends and making other distributions with respect to our common stock and preferred stock.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible into our other securities, any person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities similar to the debt securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

Unless stated otherwise in the prospectus supplement or any related free writing prospectus related to a series of debt securities, it is anticipated that any one of the following events will constitute an “event of default” for that series:

•	default in the payment of any interest upon a series of debt securities when it becomes due and payable and the continuance of such default for 30 days and the time for payment has not been extended or deferred;

•	if we fail to pay, when due and payable, the principal of, or premium on, if any, or any payment required by any sinking or analogous fund established with respect to the debt securities of any series, and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive written notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable securities; or

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal or, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act of 1939, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee, to institute the proceeding as trustee; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with the covenants in the indentures.

Modification of Indentures; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, omission, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•	to provide for uncertificated debt securities;

•	to add any additional events of default;

•	to provide for the issuance of and establish the form and terms and conditions of any series of debt securities as provided in an indenture, to establish the form of any certifications required to be furnished pursuant to an indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to add to, change or eliminate any of the provisions of an indenture in respect of one or more series of debt securities; provided, however, that any such addition, change or elimination not otherwise permitted without the consent of any security holders as described herein shall (i) neither (A) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) become effective only when there is no such debt security outstanding;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to make any other provisions with respect to matters or questions arising under an indenture, provided that such action shall not adversely affect the interests of holders or any related coupons in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	changing the stated fixed maturity of, or any payment date of any installment of interest on, the debt securities;

•	reducing the principal amount, reducing the rate of interest on, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Defeasance and Discharge

The indentures provide that we may elect, with respect to the debt securities of any series to terminate (and be deemed to have satisfied) any and all obligations in respect of such debt securities, except for certain obligations:

•	to register the transfer or exchange of debt securities;

•	to replace stolen, lost or mutilated debt securities;

•	to maintain paying agencies and hold monies for payment in trust, and;

•	if so specified with respect to the debt securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified debt securities,

on the 91st day after the deposit with the trustee, in trust, of money and/or U.S. government obligations which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any (and interest, if any)), on and any mandatory sinking fund payments in respect of such debt securities on the stated maturity of such payments in accordance with the terms of the Indenture and such debt securities; provided that no event of default or event which with the giving of notice or lapse of time or both would become an event of default with respect to such securities shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 91st day after such date.

Such a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel (who may be counsel to us) to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the U.S. Internal Revenue Service (which opinion must be based on a change in applicable U.S. federal income tax law after the date of the indenture or a ruling published by the U.S. Internal Revenue Service after the date of the indenture), such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such debt securities. The designation of such provisions, U.S. federal income tax consequences and other considerations applicable thereto will be described in the prospectus supplement relating thereto. If so specified with respect to the debt securities of a series, such a trust may be established only if establishment of the trust would not cause the debt securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement and any related free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the date of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Repurchases on the Open Market

The Company or any affiliate of the Company may at any time, or from time to time, repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement and any related free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make payments of principal or interest by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the trustee in the City of New York as our paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable (or such other shorter period set forth in any applicable escheat or abandoned or unclaimed property law) will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.

Voting Rights

Debt securities have no voting rights, except to the extent required by law or as otherwise provided in the indentures.

7.00% Convertible Notes

In June 2015, we issued an aggregate of $115.0 million of convertible senior notes with a fixed interest rate of 7.00% due 2020 (the “Convertible Notes”) governed by the indenture dated as of June 29, 2015, as supplemented by a first supplemental indenture dated as of June 29, 2015, between us and Computershare Trust Company, N.A., as trustee. The Convertible Notes require interest payments semi-annually in arrears on June 15 and December 15 of each year, to holders of record at the close of business on June 1 and December 1, respectively. The Convertible Notes are unsecured unsubordinated obligations and rank equally with all other unsecured and unsubordinated indebtedness. Prior to the stated maturity date of June 15, 2020, we will not have the right to redeem the Convertible Notes.

The Convertible Notes have an initial conversion rate of 151.5152 shares of our common stock for each $1,000 principal amount, representing a conversion price of approximately $6.60 per share of common stock, or a conversion premium of approximately 10.0% based upon our common share price on the date of the issuance of the Convertible Notes. Pursuant to the terms of the Convertible Notes, the conversion rate was adjusted to 30.30304 shares of our common stock for each $1,000 principal amount to reflect the 1-for-5 reverse split of our common stock effective December 1, 2015, representing a conversion price of approximately $33.00 per share of common stock. Holders of the Convertible Notes may convert at the conversion rate any time prior to the close of business on the second business day prior to the stated maturity date. Upon conversion of the Convertible Notes, we will deliver shares of common stock and, in some circumstances, cash in lieu of fractional shares, as specified in the indenture relating to the Convertible Notes.

If certain fundamental change transactions occur and a holder elects to convert the Convertible Notes in connection with any such transaction, we will increase the conversion rate in connection with such conversion by a number of additional shares of common stock based on the date such transaction becomes effective and the price paid per share of common stock in such transaction. The conversion rate may also be adjusted under certain other circumstances specified in the indenture relating to the Convertible Notes.

In addition, the holders of the Convertible Notes have the right to require us to repurchase for cash equal to 100% of the principal amount of the Convertible Notes to be repurchased plus accrued and unpaid interest, if any, following the occurrence of certain specified fundamental changes (including a change of control (which includes the acquisition by a person or group (as such term is defined in Section 13(d)(3) of the Exchange Act) of beneficial ownership of more than 50% of the outstanding shares of our common stock), certain mergers, insolvency and a delisting).

DESCRIPTION OF SUBSCRIPTION RIGHTS

General

We may issue subscription or other rights to our security holders or others to purchase our securities. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to our existing security holders, we would distribute any certificates evidencing the subscription rights and a prospectus supplement to such security holders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement, and any related free writing prospectus, would describe terms of the subscription rights, including the following:

•	the period of time the offering would remain open;

•	the title of such subscription rights;

•	the exercise price for such subscription rights (or method of calculation thereof);

•	the ratio of the offering;

•	the number of such subscription rights to be issued;

•	the extent to which such subscription rights are transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights in addition to those described herein under the heading “Material U.S. Federal Income Tax Considerations”;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

•	any termination right we may have in connection with such subscription rights offering;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering subject to applicable law; and

•	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement and any related free writing prospectus relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Subscription rights may be exercised as set forth in the prospectus supplement and any related free writing prospectus relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the securities purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock, preferred stock (or depository shares representing a fractional interest therein) and/or debt securities. Such warrants may be issued independently or together with any other securities offered by us in any prospectus supplement and any related free writing prospectus, and may be attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of warrants.

The applicable prospectus supplement and any related free writing prospectus will describe the particular terms of any series of warrants we may issue, including the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	a description of the terms of the underlying securities issuable upon exercise of the warrants, to the extent not already set forth in this prospectus or in the applicable prospectus supplement;

•	the rights ,if any, we have to redeem the warrants;

•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised;

•	a discussion of any material U.S. federal income tax considerations applicable to the issuance or exercise of such warrants in addition to those described herein under the heading “Material U.S. Federal Income Tax Considerations”; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive distributions or dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

The preceding summary, as well as the more detailed summaries of certain provisions of any offered warrants and the associated warrant agreements that will be contained in the applicable prospectus supplement and any related free writing prospectus, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the warrant agreement and the warrant certificates relating to any such offered series of warrants, which we will file with the SEC and incorporate by reference as an exhibit to the registration statement of which this prospectus is a part at or prior to the time of the issuance of any series of warrants.

Please refer to the sections captioned “Description of Capital Stock—Common Stock,” “Description of Capital Stock—Preferred Stock,” “Description of Depositary Shares” and “Description of Debt Securities” above for a general description of the shares of common stock, shares of preferred stock, depositary shares representing fractional interests in shares of preferred stock and debt securities, respectively, that may be acquired upon the exercise of one or more series of warrants, including a description of certain restrictions on the ownership of our common stock and preferred stock designed to preserve our status as a REIT.

DESCRIPTION OF UNITS

General

We may issue securities in units, each consisting of two or more types of securities, in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The holder of a unit will have the rights and obligations of a holder of each included security. If we issue units, the prospectus supplement and any related free writing prospectus relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, the prospectus supplement and any related free writing prospectus relating to units will describe the terms of any units we issue, including as applicable:

•	the title of any series of units;

•	the date, if any, on and after which the securities comprising such units may be transferable separately, and any other terms and conditions applicable to such transfers;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units, including information with respect to any applicable book-entry procedures;

•	whether we will apply to have such units traded on any securities exchange or securities quotation system;

•	any material United States federal income tax consequences applicable to such units in addition to those described herein under the heading “Material U.S. Federal Income Tax Considerations,” including how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities; and

•	any other material terms and conditions relating to the units or to the securities included in each unit.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the current material U.S. federal income tax considerations relating to our company, our election to be taxed as a REIT and the purchase, ownership or disposition of our securities offered pursuant to this prospectus. Supplemental U.S. federal income tax considerations relevant to the ownership of certain securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. For purposes of this discussion, references to “we,” “our” and “us” mean only CorEnergy Infrastructure Trust, Inc., and not its subsidiaries, except as otherwise indicated. This summary is for general information only and is not intended as individual tax advice. The information in this summary is based on:

•	the Code;

•	current, temporary and proposed Treasury regulations promulgated under the Code;

•	the legislative history of the Code;

•	current administrative interpretations and practices of the IRS; and

•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and holders of its securities. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.

This summary does not discuss any state, local or non-U.S. tax consequences associated with the purchase, ownership, or disposition of our securities or our election to be taxed as a REIT. You are urged to consult your tax advisors regarding the tax consequences to you of:

•	the acquisition, ownership and sale or other disposition of our securities, including the United States federal, state, local, foreign and other tax consequences;

•	our election to be taxed as a REIT for United States federal income tax purposes; and

•	potential changes in the applicable tax laws.

Tax matters are very complicated and the tax consequences to a U.S. person or a Non-U.S. person of an investment in our securities will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisers regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws and the effect of any possible changes in the tax laws.

Federal Income Taxation of Our Company

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code and applicable Treasury Regulations, which set forth the requirements for qualifying as a REIT, commencing with our taxable year beginning January 1, 2013. We believe that we have been organized and operated in a manner so as to qualify for taxation as a REIT under the Code and we intend to continue to operate in such a manner. No assurance, however, can be given that we in fact have qualified or will remain qualified as a REIT. See “—Failure to Qualify”.

Husch Blackwell LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 2013 and through our taxable year ended December 31, 2015, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one or more of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Husch Blackwell LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy those requirements. Further, the anticipated federal income tax treatment described in this discussion may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Husch Blackwell LLP has no obligation to update its opinion subsequent to the date of such opinion.

The Husch Blackwell LLP opinion, and the information in this section, is based on the Code, current, temporary and proposed Treasury Regulations, the Code legislative history, current IRS administrative interpretations and practices, and court decisions. The reference to IRS interpretations and practices includes IRS practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this prospectus. No assurance can be given that future legislation, regulations, administrative interpretations and court decisions will not significantly change current law, or adversely affect existing interpretations of existing law, on which the opinion and the information in this section are based. Any change of this kind could apply retroactively to transactions preceding the date of the change. Moreover, opinions of counsel merely represent counsel’s best judgment with respect to the probable outcome on the merits and are not binding on the IRS or the courts. Accordingly, even if there is no change in applicable law, no assurance can be provided that such opinion, or the statements made in the following discussion, will not be challenged by the IRS or will be sustained by a court if so challenged.

The remainder of this section discusses U.S. Federal income tax consequences to the Company and to our shareholders as a result of our election to be taxed as a REIT.

For as long as we qualify for taxation as a REIT, we generally will not be subject to Federal corporate income taxes on net income that we currently distribute to stockholders. This treatment substantially eliminates the “double taxation” (at the corporate and security holder levels) that generally results from investment in a “C” corporation. A “C” corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. Notwithstanding a REIT election, however, we will be subject to Federal income tax in the following circumstances:

•	First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains, provided, however, that properly designated undistributed capital gains will effectively avoid taxation at the shareholder level.

•	Second, under certain circumstances, we may be subject to the “alternative minimum tax” on any items of tax preference and alternative minimum tax adjustments.

•

Third, if we have (i) net income from the sale or other disposition of “foreclosure property” (which is, in general, property acquired by foreclosure or otherwise on default of a loan secured by the property)

that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income.

•	Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax on prohibited transactions.

•	Fifth, if we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a tax in an amount equal to the greater of either (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% test for the taxable year or (ii) the amount by which 95% of our gross income exceeds the amount of our income qualifying under the 95% test for the taxable year, multiplied in either case by a fraction intended to reflect our profitability.

•	Sixth, if we should fail to satisfy any of the asset tests (as discussed below) for a particular quarter and do not qualify for certain de minimis exceptions but have nonetheless maintained our qualification as a REIT because certain other requirements are met, we will be subject to a tax equal to the greater of (i) $50,000 or (ii) the amount determined by multiplying the highest corporate tax rate by the net income generated by the nonqualifying assets that caused us to fail such test.

•	Seventh, if we fail to satisfy REIT requirements (other than the income or asset tests) and the violation is due to reasonable cause and not due to willful neglect, we maintain our REIT status but we must pay a penalty of $50,000 for each such failure.

•	Eighth, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year (for this purpose such term includes capital gains which we elect to retain but which we report as distributed to our stockholders; see “Annual Distribution Requirements” below); and (iii) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

•	Ninth, we would be subject to a 100% penalty tax with respect to amounts received (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us, our tenants and a taxable REIT subsidiary were not comparable to similar arrangements among unrelated parties.

•	Tenth, we will be subject to a corporate level tax on certain built-in gains if such assets are sold during the 10 year period following conversion to a REIT. For taxable years beginning after 2014, the 10 year period has been reduced to 5 years. Built-in gain assets are assets whose fair market value exceeds the REIT’s adjusted tax basis at the time of conversion or the asset was acquired from a C corporation and our initial tax basis in the asset is less than the fair market value of that asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Treasury Regulations exclude from the application of this built-in gains tax any gain from the sale of property we acquire in an exchange under Section 1031 (a like-kind exchange) or 1033 (an involuntary conversion) of the Code.

•	Eleventh, our subsidiaries that are C corporations, including our “taxable REIT subsidiaries,” generally will be required to pay federal corporate income tax on their earnings.

•	Twelfth, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the stockholder in our capital stock.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(i.)	that is managed by one or more trustees or directors;

(ii.)	that issues transferable shares or transferable certificates of beneficial interest to evidence its beneficial ownership;

(iii.)	that would be taxable as a domestic corporation but for Code Sections 856 through 860;

(iv.)	that is not a financial institution or an insurance company within the meaning of the Code;

(v.)	that is beneficially owned by 100 or more persons;

(vi.)	not more than 50% in value of the outstanding capital stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year after applying certain attribution rules;

(vii.)	that makes an election to be treated as a REIT for the current taxable year or has made an election for a previous taxable year which has not been terminated or revoked; and

(viii.)	which meets certain other tests, described below, regarding the nature of its income and assets.

The Code provides that conditions (i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Condition (vi) must be met during the last half of each taxable year. For purposes of determining stock ownership under condition (vi), a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. However, a trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (vi). The Company should satisfy conditions (v) and (vi) based upon existing ownership. If we fail to satisfy these stock ownership requirements, we will fail to qualify as a REIT.

We believe that we have been organized, have operated and have issued sufficient shares of stock with sufficient diversity of ownership to allow us to satisfy conditions (i) through (viii), inclusive, during the relevant time periods. In addition, our Charter provides for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (v) and (vi) above. See “Certain Provisions of Our Charter and Bylaws and the Maryland General Corporation Law—Restrictions on Ownership and Transfer.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (v) and (vi) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (vi) above, we will be treated as having met this requirement. See “—Failure to Qualify”.

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year and we comply with the recordkeeping requirements of the Code and the Treasury Regulations promulgated thereunder. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for federal income tax purposes, including such partnership’s or limited liability company’s share of these items of any partnership or limited liability company treated as a partnership or disregarded entity for federal income tax purposes in which it owns an interest, would be treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is set forth below in “—Tax Aspects of Our Operating Through Partnerships and Limited Liability Companies.”

We have sufficient control of our subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own and operate certain properties through subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary generally will be disregarded for Federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself for all purposes under the Code, including all REIT qualification tests. A qualified REIT subsidiary of ours will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

Ownerships of Interests in Taxable REIT Subsidiaries

A “taxable REIT subsidiary” is an entity taxable as a corporation in which we own stock and that elects with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing more than 35% of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary of ours. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular “C” corporation.

Generally, a taxable REIT subsidiary can perform impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. Subject to the tests described below, a taxable REIT subsidiary may own assets that are not considered real estate assets. Therefore, we may utilize taxable REIT subsidiaries to hold certain non-REIT qualifying investments, such as certain private equity investments. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to us. In addition, we will be obligated to pay a 100% penalty tax with respect to some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements among us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

Income Tests

In order for us to maintain qualification as a REIT, certain separate percentage tests relating to the source of our gross income must be satisfied annually. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year generally must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property,” gain, and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) for each taxable year must be derived from such real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing.

Rents received by us will qualify as “rents from real property” in satisfying the above gross income tests only if several conditions are met. First, the amount of rent generally must not be based in whole or in part on the income or profits of any person. However, amounts received or accrued generally will not be excluded from “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Second, rents received from a tenant will not qualify as “rents from real property” if we, or a direct or indirect owner of 10% or more of our stock, actually or constructively owns 10% or more of such tenant (a “Related Party Tenant”). We may, however, lease our properties to a taxable REIT subsidiary and rents received from that subsidiary generally will not be disqualified from being “rents from real property” by reason of our ownership interest in the subsidiary if at least 90% of the property in question is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space, as determined pursuant to the rules in Code section 856(d)(8).

Third, if rent attributable to personal property that is leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” This 15% test is based on relative fair market value of the real and personal property. If the rent attributable to personal property does not exceed 15% of the total rent received under the lease, then the portion of the rent attributable to such personal property will qualify as “rents from real property” and the personal property will be treated as a real estate asset for purposes of the 75% assets test (as discussed below). In addition, in the case of any obligation secured by a mortgage on both real and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, interest on such obligation is qualifying interest for purposes of the 75% gross income test and the obligation will be treated as a real estate asset for purposes of the 75% assets test.

Generally, for rents to qualify as “rents from real property” for the purposes of the gross income tests, we are only allowed to provide services that are both “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Income received from any other service will be treated as “impermissible tenant service income” unless the service is provided through an independent contractor that bears the expenses of providing the services and from whom we derive no revenue or through a taxable REIT subsidiary, subject to specified limitations. The amount of impermissible tenant service income we receive is deemed to be the greater of the amount actually received by us or 150% of our direct cost of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from that property, the income will not cause the rent paid by tenants of that property to fail to qualify as rents from real property, but the impermissible tenant service income itself will not qualify as rents from real property.

To the extent our taxable REIT subsidiaries pay dividends, we generally will derive our allocable share of such dividend. Such dividend income will qualify under the 95%, but not the 75%, gross income test. We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. The relief provisions generally will be available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, and, following the REIT’s identification of the failure to meet either of the gross income tests, a description of each item of the REIT’s gross income shall be included in a schedule for the relevant taxable year that is filed in accordance with the applicable regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above, even if these relief provisions were to apply, a tax would be imposed with respect to the excess net income.

Hedging Transactions

From time to time, we or our subsidiaries may enter into hedging transactions with respect to one or more of our or our subsidiaries’ assets or liabilities. Our or our subsidiaries’ hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” means (1) any transaction entered into in the normal course of our or our subsidiaries’ trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) or (3) any hedging transaction entered into in connection with the extinguishment of specified indebtedness or disposal of property with respect to a position entered into under (1) or (2) above, if the position would be ordinary property. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT; however, no assurance can be given that our hedging activities will give rise to income that qualifies for purposes of either or both of the gross income tests.

Prohibited Transaction Income

Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized either directly or through any subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. As the sole owner of the entities that serve as the general partner or managing member of our subsidiary partnerships and limited liability companies, respectively, we intend to cause such entities to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring and owning their properties and to make occasional sales of the properties as are consistent with our investment objective. We do not intend, and do not intend to permit any of our subsidiary partnerships or limited liability companies, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.

Penalty Tax

Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

Currently, our taxable REIT subsidiaries do not provide any services to our tenants or conduct other material activities. However, a taxable REIT subsidiary of ours may in the future provide services to certain of our tenants and pay rent to us. We intend to set any fees paid to our taxable REIT subsidiaries for such services, and any rent payable to us by our taxable REIT subsidiaries, at arm’s length rates, although the amounts paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid, or on the excess rents paid to us.

Asset Tests

At the close of each quarter of our taxable year, we must satisfy six tests relating to the nature of our assets.

(1)	At least 75% of the value of our total assets must be represented by “real estate assets,” cash, cash items and government securities. Our real estate assets include, for this purpose, our allocable share of real estate assets held by the partnerships in which we own an interest, and the non-corporate subsidiaries of these partnerships, as well as stock or debt instruments held for less than one year purchased with the proceeds of an offering of shares or long term debt. Real estate assets are defined to include debt instruments issued by publicly offered REITs that are not secured by a real estate asset (a “nonqualified publicly offered REIT debt instrument”). Although treated as a real estate asset, the gain on the sale of a nonqualified publicly offered REIT debt instrument does not qualify for purposes of the 75% gross income test and not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments.

(2)	Not more than 25% of the value of our total assets may be represented by securities, other than those in the 75% asset class.

(3)	Except for certain investments in REITs, qualified REIT subsidiaries, and taxable REIT subsidiaries, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

(4)	Except for certain investments in REITs, qualified REIT subsidiaries and taxable REIT subsidiaries, we may not own more than 10% of the total voting power of any one issuer’s outstanding securities.

(5)	Except for certain investments in REITs, qualified REIT subsidiaries and taxable REIT subsidiaries, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the debt safe harbors discussed below. As described further below, solely for purposes the 10% value test, the determination of our interest in the assets of an entity treated as a partnership for federal income tax purposes in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code.

(6)	Not more than 25% of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. In taxable years after 2017, this percentage is reduced to 20%.

For purposes of these asset tests, any shares of qualified REIT subsidiaries are not taken into account, and any assets owned by the qualified REIT subsidiary are treated as owned directly by the REIT.

Securities, for purposes of the assets tests, may include debt we hold. However, the following types of arrangements generally will not be considered securities held by us for purposes of the 10% value test: (1) Straight debt securities of an issuer which meet the requirements of Code section 856(m)(2), discussed below; (2) Any loan to an individual or an estate; (3) Any Code section 467 rental agreement, other than with certain related persons; (4) Any obligation to pay rents from real property as defined in Code section 856(d)(1); (5) Any security issued by a state or any political subdivision thereof, the District of Columbia, a foreign government or any political subdivision thereof, or the Commonwealth of Puerto Rico, but only if the determination of any payment received or accrued under such security does not depend in whole or in part on the profits of any entity not described in the category or payments on any obligation issued by such an entity; (6) Any security issued by a REIT; or (7) Any other arrangement as determined by the Internal Revenue Service. Under Code section 856(m)(2), debt generally will constitute “straight debt” if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money (1) which is not convertible, directly or indirectly, into stock and (2) the interest rate (and the interest payment dates) of which is not contingent on the profits, the borrower’s discretion or similar factors. However, a security may satisfy the definition of “straight debt” even though the time of payment of interest or principal thereunder is subject to a contingency, if: (i) such contingency does not have the effect of changing the effective yield to maturity more than the greater of 0.25% or 5% of the annual yield to maturity, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt instruments held by the REIT exceeds $1 million and not more than 12 months of unaccrued interest can be required to be prepaid thereunder. Second, a security can satisfy the definition of “straight debt” even though the time or amount of any payment thereunder is subject to a contingency upon a default or the exercise of a prepayment right by the issuer of the debt, provided that such contingency is consistent with customary commercial practice.

Certain “look-through” rules apply in determining a REIT partner’s share of partnership securities for purposes of the 10% value test. Under such rules, a REIT’s interest as a partner in a partnership is not considered a security, and the REIT is deemed to own its proportionate share of each of the assets of the partnership. The REIT’s interest in the partnership assets is the REIT’s proportionate interest in any securities issued by the partnership, other than securities qualifying for the above safe harbors. Therefore, a REIT that is a partner in a partnership must look through both its equity interest and interest in non-safe harbor debt securities issued by the partnership. Any non-safe harbor debt instrument issued by a partnership will not be considered a security to the extent of the REIT’s interest as a partner in the partnership. Also, any non-safe harbor debt instrument issued by a partnership will not be considered a security if at least 75% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from the sources described in Code section 856(c)(3), which sets forth the general REIT income test.

Certain corporate or partnership securities that otherwise would qualify under the straight debt safe harbor will not so qualify if the REIT holding such securities, and any of its controlled taxable REIT subsidiaries, holds other securities of the issuer which are not securities qualifying for any safe harbors if such non-qualifying securities have an aggregate value greater than one percent of the issuer’s outstanding securities.

The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any partnership or limited liability company) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership or limited liability company). Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership or limited liability company), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests, and will not lose our REIT status, if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued.

In addition, if a REIT fails to meet any of the asset test requirements for a particular quarter after the 30-day cure period, and the failure exceeds the above-described de minimis standard, then the REIT still will be considered to have satisfied these tests if the REIT satisfies several requirements. First, the REIT’s failure to satisfy the particular asset test must be due to reasonable cause and not due to willful neglect. Second, the REIT must file a schedule of the assets resulting in such failure with the IRS in accordance with the regulations and must dispose of the assets within six months after the last day of the quarter in which the REIT identified the failure (or such other time period prescribed by the IRS) or otherwise meet the requirements of those rules by the end of such time period. Finally, the REIT must pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate by the net income generated by the assets described in the schedule for the period beginning on the first date that the failure occurs and ending on the date when the REIT disposes of such assets or the end of the first quarter when the REIT no longer fails to satisfy the particular asset test.

Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements

To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our REIT taxable income; and

•	90% of the net income (after tax), if any, from foreclosure property, minus

•	the sum of certain items of noncash income.

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation which was or had been a C corporation in a transaction in which our tax basis in the asset was less than the fair market value of the asset, in each case determined at the time we acquired the asset, within the ten-year period following our acquisition of such asset. See “–Tax Liabilities and Attributes Inherited from Other Entities.” For purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

We generally must pay, or treated as paying, the distribution in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if the dividends are declared before we timely file our tax return for the year and paid within 12 months of the end of the tax year but before the first regular dividend payment made after such declaration. These distributions are treated as received by our stockholders in the year in which received. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. With respect to distributions in tax years beginning after December 15, 2015, the aggregate amount of dividends designated by the REIT as a capital gain dividend or qualified dividend income cannot exceed the dividends paid or deemed paid by the REIT under Section 858 with respect to such year.

If we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. These distributions will be treated as received by our shareholders on December 31 of the declaration year.

To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on the nondistributed amount at regular capital gains and ordinary corporate tax rates. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain income for such year; and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

We may elect to retain and pay tax on net long-term capital gains and require our stockholders to include their proportionate share of such undistributed net capital gains in their income. If we make such election, stockholders would receive a tax credit attributable to their share of the capital gains tax paid by us, and would receive an increase in the basis of their shares in us in an amount equal to the security holder’s share of the undistributed net long-term capital gain reduced by the amount of the credit. Further, any undistributed net long-term capital gains that are included in the income of our stockholders pursuant to this rule will be treated as distributed for purposes of the 4% excise tax.

We intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible, however, that we, from time to time, may not have sufficient cash or liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses in arriving at our taxable income, or if the amount of nondeductible expenses such as principal amortization or capital expenditures exceeds the amount of noncash deductions. In the event that such timing differences occur, in order to meet the distribution requirements, we may arrange for short-term, or possibly long-term, borrowing to permit the payment of required dividends. If the amount of nondeductible expenses exceeds noncash deductions, we may refinance our indebtedness to reduce principal payments and may borrow funds for capital expenditures.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.

Federal Income Tax on Built-in Gain

We will be subject to a corporate level tax on certain built-in gains if such assets are sold during the 10 year period following conversion to a REIT. Built-in gain assets are assets whose fair market value exceeds the REIT’s adjusted tax basis at the time of conversion. In addition, a REIT may not have any earnings and profits accumulated in a non-REIT year. Thus, upon conversion to a REIT, we paid sufficient dividends in 2013 to distribute all accumulated earnings and profits.

Failure to Qualify

If we fail to qualify for taxation as a REIT in any taxable year and no relief provisions apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us, nor will such distributions be required to be made. In such event, the distributions would be subject to tax to the shareholders as described under “Federal Income Tax Considerations for Holders of Our Capital Stock”. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Further, if we fail to satisfy one or more REIT qualification requirements, other than the income or asset tests (for which limited relief provisions are described above under “—Income Tests” and “—Asset Tests”), we could avoid losing our qualification as a REIT provided such violations are due to reasonable cause and not due to willful neglect, and provided further that we pay a penalty of $50,000 for each such failure.

Tax Aspects of Our Operating Through Partnerships and the Limited Liability Companies

General. Some of our investments are held indirectly through partnerships and limited liability companies that we believe are and will continue to be treated as partnerships or disregarded entities for federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for federal income tax purposes are “pass-through” entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by these partnerships and limited liability companies, based on our interests in each such entity.

Entity Classification. Our interests in the partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as disregarded entities or partnerships. For example, an entity that would otherwise be treated as a partnership for federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. Interests in a partnership are not treated as readily tradable on a secondary market, or the substantial equivalent thereof, if all interests in the partnership were issued in one or more transactions that were not required to be registered under the Securities Act, and the partnership does not have more than 100 partners at any time during the taxable year of the partnership, taking into account certain ownership attribution and anti-avoidance rules (the “100 Partner Safe Harbor”). If any of our partnerships and limited liability companies do not qualify for the 100 Partner Safe Harbor, the interests in such partnerships and limited liability companies would nonetheless be viewed as not readily tradable on a secondary market or the substantial equivalent thereof if the sum of the percentage interests in capital or profits transferred during any taxable year does not exceed 2% of the total interests in any such partnership’s or limited liability company’s capital or profits, subject to certain exceptions.

We believe our partnerships and limited liability companies will be classified as partnerships or disregarded entities for federal income tax purposes, and we do not anticipate that any of them will be treated as a publicly traded partnership that is taxable as a corporation. If any of our partnerships or limited liability companies were to be treated as a publicly traded partnership, it would be taxable as a corporation unless it qualified for the statutory “90% qualifying income exception.” Under that exception, a publicly traded partnership is not subject to corporate-level tax if 90% or more of its gross income consists of dividends, interest, “rents from real property” (as that term is defined for purposes of the rules applicable to REITs, with certain modifications), gain from the sale or other disposition of real property, and certain other types of qualifying income. However, if any such entity did not qualify for this exception or was otherwise taxable as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of any of our partnerships or limited liability companies might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment.

Allocations of Income, Gain, Loss and Deduction. A partnership agreement will generally determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.

Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Depending on the method we choose in connection with any particular contribution of a property by us to a partnership or limited liability company, the carryover basis of each of the contributed interests in the properties in the hands of such partnership or limited liability company (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and (2) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our partnerships. An allocation described in clause (2) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.”

Any property acquired by a partnership or limited liability company in which we hold an interest in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

Tax Liabilities and Attributes Inherited from Other Entities. From time to time, we may acquire “C” corporations in transactions in which the basis of the corporations’ assets in our hands is determined by reference to the basis of the assets in the hands of the acquired corporations, or carry-over basis transactions. In the case of assets we acquire from a “C” corporation in a carry-over basis transaction, if we dispose of any such asset in a taxable transaction (including by deed in lieu of foreclosure) during the ten year period beginning on the date of the carry-over basis transaction, then we will be required to pay tax at the highest regular corporate tax rate on the gain recognized to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date of the carry-over basis transaction. The foregoing result with respect to the recognition of gain assumes that the “C” corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the “C” corporation. Any taxes we pay as a result of such gain would reduce the amount available for distribution to our stockholders.

Our tax basis in the assets we acquire in a carry-over basis transaction may be lower than the assets’ fair market values at the time of such acquisition. This lower tax basis could cause us to have lower depreciation deductions and more gain on a subsequent sale of the assets, and to have a correspondingly larger required distribution of income or gain to our stockholders, than would be the case if we had directly purchased the assets in a taxable transaction. In addition, in such a carry-over basis transaction, we will succeed to any tax liabilities and earnings and profits of the acquired “C” corporation.

To qualify as a REIT, we must distribute any such earnings and profits by the close of the taxable year in which such transaction occurs. Any adjustments to the acquired corporation’s income for taxable years ending on or before the date of the transaction, including as a result of an examination of the corporation’s tax returns by the IRS, could affect the calculation of the corporation’s earnings and profits. If the IRS were to determine that we acquired earnings and profits from a corporation that we failed to distribute prior to the end of the taxable year in which the carry-over basis transaction occurred, we could avoid disqualification as a REIT by using “deficiency dividend” procedures. Under these procedures, we generally would be required to distribute any such earnings and profits to our stockholders as a dividend within 90 days of the determination and pay a statutory interest charge at a specified rate to the IRS.

Federal Income Tax Considerations for Holders of Capital Stock

The following is a summary of the material federal income tax consequences to you of purchasing, owning and disposing of our capital stock. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to security holders in light of their particular circumstances or who are subject to special rules, such as: banks, thrift institutions and certain other financial institutions; “S” corporations; real estate investment trusts; regulated investment companies; insurance companies; brokers and dealers in securities or currencies; certain securities traders; tax-exempt investors (except to the limited extent discussed in “—Taxation of Tax-Exempt Stockholders” below); partnerships, pass through-entities and persons holding our capital stock through a partnership or other pass-through entity; holders subject to the alternative minimum tax; holders who receive capital stock through the exercise of employee stock options or otherwise as compensation; individual retirement accounts; certain tax-deferred accounts; persons holding our capital stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction; U.S. expatriates; U.S. persons (as defined below) whose functional currency is not the U.S. dollar; and foreign investors (except to the limited extent discussed in “—Taxation of Non-U.S. Stockholders” below). Tax matters are very complicated, and the tax consequences of an investment in and holding of our securities will depend on the particular facts of each investor’s situation. Investors are advised to consult their own tax advisors with respect to the application to their own circumstances of the general federal income taxation rules described below and with respect to other federal, state, local or foreign tax consequences to them before making an investment in our securities. Unless otherwise noted, this discussion assumes that investors are U.S. persons and hold our securities as capital assets.

A “U.S. person” generally is a beneficial owner of our securities that is, for U.S. federal income tax purposes, any one of the following:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created in or organized under the laws of the United States or any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (i) is subject to the supervision of a court within the United States and the control of a United States person or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “Non-U.S. holder” is a beneficial owner of our securities that is not a U.S. person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective security holder that is a partnership holding our securities or a partner of such a partnership should consult his, her or its own tax adviser with respect to the purchase, ownership and disposition of our securities.

Taxation of Taxable U.S. Common Stockholders. As long as we qualify as a REIT, distributions made to our taxable U.S. common stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or retained capital gains) will be taken into account by them as ordinary income, and corporate stockholders will not be eligible for the dividends received deduction as to such amounts.

If we receive qualified dividend income and designate such portion of our distributions as qualified dividend income in a written notice mailed not later than 60 days after the close of its taxable year, an individual U.S stockholder may qualify (provided holding period and certain other requirements are met) to treat such portion of the distribution as qualified dividend income, eligible to be taxed at the reduced maximum rate of generally 20%. Qualified dividend income is, in general, dividend income from taxable domestic corporations and qualified foreign corporations. A qualified foreign corporation generally excludes any foreign corporation which for the taxable year of the corporation in which the dividend was paid, or the preceding taxable year, is a passive foreign investment company. The total amount that can be designated by us as qualified dividend income generally cannot exceed the sum of (1) our qualified dividend income for the tax year, (2) the amount of our REIT taxable income and income taxed under the Code section 337(d) regulations, minus the tax on these items, for the prior year and (3) the amount of any earnings and profits that were distributed by us for the tax year and accumulated in a tax year during which our Company was not subject to the REIT rules. However, pursuant to Section 857(g) the aggregate amount of dividends designated by us as qualified dividend income or capital gain dividends (as discussed below) with respect to any taxable year may not exceed tax dividends paid by us with respect to such year. For these purposes, dividends paid after the close of the taxable year pursuant to Section 858 shall be treated as paid with respect to such year.

Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of such stockholder’s stock, but rather will reduce the adjusted basis of such shares as a return of capital. To the extent that such distributions exceed the adjusted basis of a stockholder’s stock, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less), assuming the shares are a capital asset in the hands of the stockholder. In addition, any dividend declared by us in October, November or December of any year payable to a stockholder of record on a specific date in any such month shall be treated as both paid by us and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year. For purposes of determining what portion of a distribution is attributable to current or accumulated earnings and profits, earnings and profits will first be allocated to distributions made to holders of any shares of our preferred stock outstanding at the applicable time. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of ours.

In general, any gain or loss realized upon a taxable disposition of shares by a stockholder who is not a dealer in securities will be treated as a long-term capital gain or loss if the shares have been held for more than one year, otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange of stock by a stockholder who has held such shares for six months or less (after applying certain holding period rules) generally will be treated as long-term capital loss to the extent of distributions from us required to be treated by such stockholder as long-term capital gain.

Distributions that we properly designate as capital gain dividends will be taxable to stockholders as gains (to the extent that they do not exceed our actual net capital gain for the taxable year and to the extent they do not exceed the limitation under Section 857(g), discussed above) from the sale or disposition of a capital asset held for greater than one year. If we designate any portion of a dividend as a capital gain dividend, a U.S. stockholder will receive an Internal Revenue Service Form 1099-DIV indicating the amount that will be taxable to the stockholder as capital gain. However, stockholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income. A portion of capital gain dividends received by noncorporate taxpayers may be subject to tax at a 25% rate to the extent attributable to certain gains realized on the sale of real property. In addition, noncorporate taxpayers are generally taxed at a maximum rate of 20% on net long-term capital gain (generally, the excess of net long-term capital gain over net short-term capital loss) attributable to gains realized on the sale of property held for greater than one year.

Distributions we make and gain arising from the sale or exchange by a stockholder of shares of our stock will not be treated as passive activity income, and, as a result, stockholders generally will not be able to apply any “passive losses” against such income or gain. Distributions we make (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our stock (or distributions treated as such) will not be treated as investment income under certain circumstances.

Upon any taxable sale or other disposition of our common stock, a U.S. stockholder will recognize gain or loss for Federal income tax purposes on the disposition of our stock in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition; and

•	the U.S. stockholder’s adjusted basis in such stock for tax purposes.

Gain or loss will be capital gain or loss if the common stock has been held by the U.S. stockholder as a capital asset. The applicable tax rate will depend on the stockholder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the stockholder’s tax bracket. A U.S. stockholder who is an individual or an estate or trust and who has long-term capital gain will be subject to a maximum capital gain rate of 20%. However, to the extent that the capital gain realized by a non-corporate stockholder on the sale of REIT stock corresponds to the REIT’s “unrecaptured Section 1250 gain,” such gain may be subject to tax at a rate of 25%. Stockholders are advised to consult with their own tax advisors with respect to their capital gain tax liability.

Taxation of Taxable U.S. Preferred Stockholders. Under the present law, we are of the opinion that preferred stock will constitute equity for federal income tax purposes. Therefore, as long as we qualify as a REIT, distributions made to our taxable U.S. preferred stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or retained capital gains) will be taken into account them as ordinary income, and corporate shareholders will not be eligible for the dividends received deduction as to such amounts. Please see the discussion above “Taxation of U.S. Common Stockholders” with respect to the taxation of qualified dividend income and other distributions to preferred stockholders and gain or loss arising from the disposition of preferred shares.

With respect to the depositary shares, for U.S. federal income tax purposes, a holder of such shares will be considered to own the Series A Preferred Stock represented thereby. Accordingly, holders of depositary shares will recognize the income and deductions to which they would be entitled if they were actual holders of the Series A Preferred Stock. Therefore, reference in this document to preferred stock includes the investment in Series A Preferred Stock represented by depositary shares. In addition:

•	No gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of Series A Preferred Stock in exchange for depositary shares as provided in the deposit agreement;

•	The tax basis of each share of Series A Preferred Stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged for such whole share of Series A Preferred Stock; and

•	The holding period for the Series A Preferred Stock, in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period that the owner held the depositary shares.

Except as described below, no gain or loss will be recognized to a stockholder upon conversion of any Series A Preferred Stock solely into shares of our common stock. Except to the extent of cash paid in lieu of fractional shares, the adjusted tax basis for the shares of common stock received upon the conversion will be equal to the adjusted tax basis of any shares of Series A Preferred Stock converted, and the holding period of the shares of common stock will include the holding period of any shares of Series A Preferred Stock converted.

Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held the Series A Preferred Stock for more than one year. Any common stock received in exchange for accrued and unpaid dividends generally will be treated as a distribution by us, and a stockholder of any Series A Preferred Stock may recognize gain or dividend income to the extent there are dividends in arrears.

In the event that if our Series A Preferred Stock constitutes a USRPI, a non-U.S. stockholder generally will not recognize gain or loss upon a conversion of our Series A Preferred Stock into our common stock, provided our common stock also constitutes a USRPI and certain reporting requirements are satisfied. A non-U.S. stockholder’s basis and holding period in the common stock received upon a tax-free conversion will be the same as those of the converted Series A Preferred Stock (but the basis in the common stock received upon a tax-free conversion will be reduced by the portion of the adjusted tax basis allocated to any fractional common stock exchanged for cash). Non-U.S. stockholders converting their shares of Series A Preferred Stock should consult their tax advisors regarding the U.S. federal income tax consequences of any such conversion and of the ownership and disposition of the consideration received upon any such conversion.

If a stockholder receives the Alternative Conversion Consideration (in lieu of shares of our common stock) in connection with the conversion of the Series A Preferred Stock, the tax treatment of the receipt of any such other consideration will depend on the nature of the consideration and the structure of the transaction that gives rise to the Change of Control, and it may be a taxable exchange. Stockholders converting their shares of Series A Preferred Stock should consult with their tax advisors regarding the U.S. federal income tax consequences of any such conversion and of the ownership and disposition of the consideration received upon any such conversion.

Section 305(c) of the Code and the Treasury Regulations promulgated thereunder treat as a dividend certain constructive distributions of shares with respect to shares of preferred stock. If the conversion ratio for the Series A Preferred Stock does not fully adjust to reflect a stock dividend, stock split, distribution of shares, warrants or share rights with respect to the common stock, or a reverse share split, a stockholder may be deemed to receive a distribution if the stockholder’s proportionate interest in us is increased. Any such constructive dividends may constitute (and cause other dividends to constitute) extraordinary dividends to corporation stockholders.

A redemption by us (including a redemption resulting from our liquidation), if any, of all the shares actually and constructively held by a stockholder generally will give rise to capital gain or loss under Section 302(b) of the Code, provided that the redemption proceeds to not represent accrued and unpaid dividends. Other redemptions may also give rise to capital gain or loss, but certain conditions imposed by Section 302(b) of the Code must be satisfied to achieve such treatment.

Taxation of Tax-Exempt Stockholders. Provided that a tax-exempt stockholder has not held our common stock as “debt financed property” within the meaning of the Internal Revenue Code, the dividend income from us will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt stockholder. Similarly, income from the sale of common stock will not constitute UBTI unless the tax-exempt stockholder has held its stock as debt financed property within the meaning of the Internal Revenue Code or has used the common stock in a trade or business. However, for a tax-exempt stockholder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust, or qualified group legal services plan exempt from Federal income taxation under Internal Revenue Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our securities will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax exempt stockholders should consult their own tax advisors concerning these “set aside” and reserve requirements.

A “qualified trust” (defined to be any trust described in Code Section 401(a) and exempt from tax under Code Section 501(a)) that holds more than 10% of the value of the shares of a REIT may be required, under certain circumstances, to treat a portion of distributions from the REIT as UBTI. This requirement will apply for a taxable year only if (i) the REIT satisfies the requirement that not more than 50% of the value of its shares be held by five or fewer individuals (the “five or fewer requirement”) only by relying on a special “look-through” rule under which shares held by qualified trust stockholders are treated as held by the beneficiaries of such trusts in proportion to their actuarial interests therein; and (ii) the REIT is “predominantly held” by qualified trusts. A REIT is “predominantly held” by qualified trusts if either (i) a single qualified trust holds more than 25% of the value of the REIT shares, or (ii) one or more qualified trusts, each owning more than 10% of the value of the REIT shares, hold in the aggregate more than 50% of the value of the REIT shares. If the foregoing requirements are met, the percentage of any REIT dividend treated as UBTI to a qualified trust that owns more than 10% of the value of the REIT shares is equal to the ratio of (i) the UBTI earned by the REIT (computed as if the REIT were a qualified trust and therefore subject to tax on its UBTI) to (ii) the total gross income (less certain associated expenses) of the REIT for the year in which the dividends are paid. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year.

The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the five or fewer requirement without relying on the “look-through” rule.

Taxation of Non-U.S. Stockholders. The rules governing U.S. Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, “Non-U.S. stockholders”) are complex, and no attempt will be made herein to provide more than a limited summary of such rules. The discussion does not consider any specific facts or circumstances that may apply to a particular Non-U.S. stockholder. Prospective Non-U.S. stockholders should consult with their own tax advisors to determine the impact of U.S. Federal, state and local income tax laws with regard to an investment in our stock, including any reporting requirements.

Distributions that are not attributable to gain from sales or exchanges by us of U.S. real property interests and not designated by us as capital gain dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution. If a Non-U.S. stockholder qualifies for benefits under an applicable income tax treaty, the 30% U.S. federal income tax withholding rate on dividend distributions to such stockholder may be reduced significantly. However, if income from the investment in our stock is treated as effectively connected with the Non-U.S. stockholder’s conduct of a U.S. trade or business, the Non-U.S. stockholder generally will be subject to a tax at graduated rates in the same manner as U.S. stockholders are taxed with respect to such dividends (and may also be subject to a branch profits tax of up to 30% if the stockholder is a foreign corporation). We expect to withhold

U.S. income tax at the rate of 30% on the gross amount of any dividends paid to a Non-U.S. stockholder that are not designated as capital gain dividends, unless either:

•	a lower treaty rate applies and the Non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate is filed with us or

•	the Non-U.S. stockholder filed an IRS Form W-8ECI with us claiming that the distribution is income treated as effectively connected to a U.S. trade or business.

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

Additional withholding regulations may require us to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

Except as discussed below with respect to 10% or less holders of regularly traded classes of stock, for any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions by us that are attributable to gain from our sale or exchange of USRPIs under special provisions of the United States federal income tax laws known as the Foreign Investment in Real Property Act, or “FIRPTA.” The term USRPIs includes interests in real property and shares in corporations at least 50% of whose assets consist of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions by us attributable to gain from sales of USRPIs as if the gain were effectively connected with a United States trade or business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. However, FIRPTA and the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the United States if the recipient non-U.S. stockholder did not own more than 10% of such class of stock at any time during the one year period ending on the date of distribution. Instead, any capital gain dividend will be treated as an ordinary distribution subject to the rules discussed above, which generally impose a 30% withholding tax (unless reduced by a treaty). Also, the branch profits tax will not apply to such a distribution.

A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain on a sale of our common stock or preferred stock as long as at all times during the testing period non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. We cannot assure you that that test will be met, but, if such test is satisfied, the sale of our stock will not be subject to tax under FIRPTA, regardless of the percentage owned by such holder and whether our stock is regularly traded on an established securities market. Even if we meet this test, pursuant to “wash sale” rules under FIRPTA, a non-U.S. stockholder may incur tax under FIRPTA to the extent such stockholder disposes of stock within a certain period prior to a capital gain distribution and directly or indirectly (including through certain affiliates) reacquires stock within certain prescribed periods. However, a non-U.S. stockholder will not incur tax under FIRPTA on a disposition of the shares of our common or preferred stock if: (i) such non-U.S. stockholder owned, actually or constructively, at all times during a specified testing period, 10% or less of the total fair market value of a class of our stock that is “regularly traded” on an established securities market; (ii) such non-U.S. stockholder owned shares of a class of our stock that is not publicly traded on an established securities market if the fair market value of the shares acquired by such non-U.S. stockholder on the date of acquisition did not exceed 10% of the regularly traded class of stock with the lowest fair market value; or (iii) such non-U.S. stockholder owned shares of a class of our stock that is convertible into a class of our stock that is regularly traded if the fair market value of the shares acquired by such non-U.S. stockholder on the date of acquisition did not exceed 10% of the total fair market value of the regularly traded class of stock that such shares are convertible into. For as long as our common stock is regularly traded on an established securities market, a non-U.S. stockholder should not incur tax under FIRPTA with respect to gain on a sale of our common stock if it owns, actually or constructively, 10% or less of our common stock. If the gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•	the gain is effectively connected with the non-U.S. stockholder’s United States trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

•	the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains derived from sources within the United States.

Under the Protecting American from Tax Hikes Act of 2015 (the “PATH Act”), REIT stock held by certain qualified collective investment entities will not be treated as a USRPI subject to FIRPTA. In addition, the PATH Act exempts certain foreign retirement and pension funds from FIRPTA.

State and Local Taxes. We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside (although U.S. stockholders who are individuals generally should not be required to file state income tax returns outside of their state of residence with respect to our operations and distributions). The state and local tax treatment of us and our stockholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

Information Reporting and Backup Withholding

Applicable Treasury Regulations provide presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. Because the application of these Treasury Regulations varies depending on the stockholder’s particular circumstances, you are advised to consult your tax advisor regarding the information reporting requirements applicable to you.

U.S. Holders. A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our stock or proceeds from the sale or other taxable disposition of our stock. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

•	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	furnishes an incorrect taxpayer identification number;

•	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders. Payments of dividends on our stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN or W-8BEN-E (or other applicable successor form) or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our stock paid to the non-U.S. holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Federal Income Taxation of Debt Securities

Federal Income Tax Treatment of Holders of Debt Securities. Under present law, we are of the opinion that the debt securities will constitute indebtedness of the Company for federal income tax purposes, which the discussion below assumes. We intend to treat all payments made with respect to the debt securities consistent with this characterization.

Taxation of Interest. Payments or accruals of interest on debt securities generally will be taxable to you as ordinary interest income at the time such interest is received (actually or constructively) or accrued, in accordance with your regular method of accounting for federal income tax purposes.

Purchase, Sale and Redemption of Debt Securities. Initially, your tax basis in debt securities acquired generally will be equal to your cost to acquire such debt securities. This basis will increase by the amounts, if any, that you include in income under the rules governing market discount, and will decrease by the amount of any amortized premium on such debt securities, as discussed below. When you sell or exchange any of your debt securities, or if any of your debt securities are redeemed, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued and unpaid interest, which will be subject to federal income tax as interest in the manner described above) and your tax basis in the debt securities relinquished.

Except as discussed below with respect to market discount, the gain or loss that you recognize on the sale, exchange or redemption of any of your debt securities generally will be capital gain or loss. Such gain or loss will generally be long-term capital gain or loss if the disposed debt securities were held for more than one year and will be short-term capital gain or loss if the disposed debt securities were held for one year or less. Net long-term capital gain recognized by a noncorporate U.S. holder generally will be subject to a maximum federal income tax at a lower rate of 20%, while any net short-term capital gain or ordinary income will be subject to a maximum rate of 39.6%. For corporate holders, capital gain is generally taxed for federal income tax purposes at the same rate as ordinary income, that is, as of the date of this prospectus at a maximum rate of 35%. A holder’s ability to deduct capital losses may be limited.

Amortizable Premium. If you purchase debt securities at a cost greater than their stated principal amount, plus accrued interest, you will be considered to have purchased the debt securities at a premium, and you generally may elect to amortize this premium as an offset to interest income, using a constant yield method, over the remaining term of the debt securities. If you make the election to amortize the premium, it generally will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium, you will be required to reduce your tax basis in the debt securities by the amount of the premium amortized during your holding period. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the debt securities. Therefore, if you do not elect to amortize the premium and you hold the debt securities to maturity, you generally will be required to treat the premium as a capital loss when the debt securities are redeemed.

Market Discount. If you purchase debt securities at a price that reflects a “market discount,” any principal payments on or any gain that you realize on the disposition of the debt securities generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt securities during the time you held such debt securities. “Market discount” is defined under the Internal Revenue Code as, in general, the excess of the stated redemption price at maturity over the purchase price of the debt security, except that if the market discount is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, the market discount is considered to be zero. In addition, you may be required to defer the deduction of all or a portion of any interest paid on any indebtedness that you incurred or continued to purchase or carry the debt securities that were acquired at a market discount. In general, market discount will be treated as accruing ratably over the term of the debt securities, or, at your election, under a constant yield method.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt securities as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply and you will increase your basis in the debt security by the amount of market discount you include in gross income. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the IRS.

Information Reporting and Backup Withholding. In general, information reporting requirements will apply to payments of principal, interest, and premium, if any, paid on debt securities and to the proceeds of the sale of debt securities paid to U.S. holders other than certain exempt recipients (such as certain corporations). Information reporting generally will apply to payments of interest on the debt securities to non-U.S. Holders (as defined below) and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of an applicable income tax treaty. In addition, for non-U.S. Holders, information reporting will apply to the proceeds of the sale of debt securities within the United States or conducted through United States-related financial intermediaries unless the certification requirements described below have been complied with and the statement described below in “Taxation of Non-U.S. Holders” has been received (and the payor does not have actual knowledge or reason to know that the holder is a United States person) or the holder otherwise establishes an exemption.

We may be required to withhold, for U.S. federal income tax purposes, a portion of all payments (including redemption proceeds) payable to holders of debt securities who fail to provide us with their correct taxpayer identification number, who fail to make required certifications or who have been notified by the IRS that they are subject to backup withholding (or if we have been so notified). Certain corporate and other stockholders specified in the Internal Revenue Code and the regulations thereunder are exempt from backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the holder’s U.S. federal income tax liability provided the appropriate information is furnished to the IRS. If you are a non-U.S. Holder, you may have to comply with certification procedures to establish your non-U.S. status in order to avoid backup withholding tax requirements. The certification procedures required to claim the exemption from withholding tax on interest income described below will satisfy these requirements.

Taxation of Non-U.S. Holders. If you are a non-resident alien individual or a foreign corporation (a “non-U.S. Holder”), the payment of interest on the debt securities generally will be considered “portfolio interest” and thus generally will be exempt from U.S. federal withholding tax. This exemption will apply to you provided that (1) interest paid on the debt securities is not effectively connected with your conduct of a trade or business in the United States, (2) you are not a bank whose receipt of interest on the debt securities is described in Section 881(c)(3)(A) of the Internal Revenue Code, (3) you do not actually or constructively own 10 percent or more of the combined voting power of all classes of the Company’s stock entitled to vote, (4) you are not a controlled foreign corporation that is related, directly or indirectly, to the Company through stock ownership, and (5) you satisfy the certification requirements described below.

To satisfy the certification requirements, either (1) the holder of any debt securities must certify, under penalties of perjury, that such holder is a non-U.S. person and must provide such owner’s name, address and taxpayer identification number, if any, on IRS Form W-8BEN, or (2) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business and holds the debt securities on behalf of the holder thereof must certify, under penalties of perjury, that it has received a valid and properly executed IRS Form W-8BEN from the beneficial holder and comply with certain other requirements. Special certification rules apply for debt securities held by a foreign partnership and other intermediaries.

Interest on debt securities received by a non-U.S. Holder that is not excluded from U.S. federal withholding tax under the portfolio interest exemption as described above generally will be subject to withholding at a 30% rate, except where (1) the interest is effectively connected with the conduct of a U.S. trade or business, in which case the interest will generally be subject to U.S. income tax on a net basis as applicable to U.S. holders generally or (2) a non-U.S. Holder can claim the benefits of an applicable income tax treaty to reduce or eliminate such withholding tax. To claim the benefit of an income tax treaty or to claim an exemption from withholding because the interest is effectively connected with a U.S. trade or business, a non-U.S. Holder must timely provide the appropriate, properly executed IRS forms. These forms may be required to be periodically updated. Also, a non-U.S. Holder who is claiming the benefits of an income tax treaty may be required to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

Any capital gain that a non-U.S. Holder realizes on a sale, exchange or other disposition of debt securities generally will be exempt from U.S. federal income tax, including withholding tax. This exemption generally will not apply to you if your gain is effectively connected with your conduct of a trade or business in the U.S. or you are an individual holder and are present in the U.S. for a period or periods aggregating 183 days or more in the taxable year of the disposition.

Federal Income Tax Aspects of Warrants and Subscription Rights.

If you exercise a warrant or subscription right, you will not recognize any gain or loss for U.S. federal income tax purposes (except that gain or loss will be recognized to the extent you receive cash in lieu of a fractional common share as if you had actually received the fractional share and the fractional share was immediately redeemed for cash). Your initial tax basis in the security received upon exercise will be the sum of the exercise price paid and your adjusted tax basis in the warrant or subscription right (excluding any portion of such sum allocable to a fractional share), and your holding period for the security received will begin on the day you exercise the warrant or subscription right. If you sell or exchange a warrant or subscription right, you will generally recognize gain or loss equal to the difference between the amount realized in the sale or exchange and your adjusted tax basis in the warrant or right sold or exchanged. If the warrant or subscription right expires unexercised, you will recognize a loss in an amount equal to your adjusted tax basis in the warrant or right at such time. Any such gain or loss from the sale, exchange or expiration of the warrants or rights will be capital gain or loss and will be long-term capital gain or loss if your holding period for the warrants or rights exceeds one year at the time of the sale, exchange or expiration. Non-U.S. holders of warrants and subscription rights to acquire our stock should see the discussion under “Federal Income Tax Considerations for Holders of Capital Stock—Taxation of Non-U.S. Stockholders” and should consult their own tax advisers with respect to the United States federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the options or subscription rights.

Additional Considerations.

Medicare Tax. For taxable years beginning after December 31, 2012, a 3.8 percent tax will generally be imposed on the net investment income of certain individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and on the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” will generally include interest (including interest on our debt securities), dividends (including dividends paid with respect to our stock), annuities, royalties, rent, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange or other taxable disposition of shares of our stock) and certain other income, but will be reduced by any deductions properly allocable to such income or net gain.

Foreign Accounts. Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities (including payments to U.S. holders who hold shares of our capital stock through such a foreign financial institution or non-U.S. entity).

Specifically, a 30% withholding tax may be imposed on dividends on, and gross proceeds from the sale or other disposition of, our capital stock paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and IRS guidance, withholding under FATCA generally applies to payments of dividends, and will apply to payments of gross proceeds from a sale or other disposition of capital stock on or after January 1, 2017. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the FATCA withholding we may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding these withholding provisions.

PLAN OF DISTRIBUTION

We may sell our securities from time to time, in one or more offerings under this prospectus and any related prospectus supplement. We may sell our securities: (1) directly to one or more purchasers; (2) through agents; (3) through underwriters; (4) through dealers; (5) pursuant to our Dividend Reinvestment Plan; or (6) through a combination of such methods of sale. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. We may offer our securities separately or together, in amounts, at prices and on terms set forth in a prospectus supplement to this prospectus. In the case of a rights offering, the applicable prospectus supplement will set forth the number of shares of our common stock issuable upon the exercise of each right and the other terms of such rights offering. The aggregate amount of securities that may be offered by us is limited to $600,000,000. Each prospectus supplement, together with any applicable free writing prospectus, relating to an offering of our securities will state the terms of the offering, including as applicable:

•	the names and addresses of any agents, underwriters or dealers, and the amounts of any securities underwritten or purchased by each of them;

•	any sales loads or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed or paid to dealers or agents;

•	the public offering or purchase price of the offered securities and the net proceeds we will receive from the sale; and

•	any securities exchange on which the offered securities may be listed.

Direct Sales

We may sell our securities directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. In this case, no underwriters or agents would be involved. We or any selling security holder may use electronic media, including the Internet, to sell offered securities directly. The terms of any of those sales will be described in a prospectus supplement and any applicable free writing prospectus, including the terms of any bidding or auction process to be utilized in such sales, if applicable.

By Agents

We may offer and sell securities through agents that we designate. Any agent involved in the offer and sale will be named and any commissions payable by us will be described in the prospectus supplement and any applicable free writing prospectus. Unless otherwise indicated in the prospectus supplement, the agents will be acting on a best efforts basis for the period of their appointment.

By Underwriters

We may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless otherwise stated in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If a prospectus supplement so indicates, we may grant the underwriters an option to purchase additional shares of common stock at the public offering price, less the underwriting discounts and commissions, within a specified period of time following the date of the prospectus supplement, to cover any overallotments.

By Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement applicable to any such transaction.

General Information

Agents, underwriters, or dealers participating in an offering of securities may be deemed to be underwriters, and any discounts and commission received by them and any profit realized by them on resale of the offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

We may offer and sell securities from time to time, in one or more transactions, either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at prices determined by an auction process, or at negotiated prices. Our securities, including without limitation our common stock, also may be sold in one or more of the following transactions:

•	block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement;

•	a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange, quotation system or over-the-counter market rules;

•	ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers;

•	sales in “at the market” offerings, within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, which could include direct sales to purchasers.

If indicated in an applicable prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

Unless otherwise specified in the applicable prospectus supplement, each series of offered securities will be a new issue of securities and, other than our common stock, which is listed on the NYSE under the symbol “CORR,” or our Series A Preferred Stock, which is listed on the NYSE under the symbol “CORRPrA,” will have no established trading market.

To facilitate an offering of any of our securities in an underwritten transaction and in accordance with industry practice, the underwriters and selling group members, and their respective affiliates, may engage in transactions that stabilize, maintain, or otherwise affect the market price of the common stock or any other security. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.

•	An overallotment in connection with an offering occurs when one or more underwriters sell more securities than they are committed to purchase from us, thereby creating a short position for the underwriter’s own account which the underwriter may cover either through syndicate covering transactions, as described below, or by exercising any over-allotment option granted to them by us.

•	An underwriter may effect stabilization transactions in accordance with Rule 104 of SEC Regulation M by placing a stabilizing bid to purchase the common stock or other security for the purpose of pegging, fixing, or maintaining the price of such security.

•	Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the common stock by bidding for, and purchasing, the common stock or any other securities in the open market in order to reduce a short position created in connection with the offering.

•	The managing underwriter may impose a “penalty bid” on a syndicate member through contractual arrangements among the underwriters, to reclaim a selling concession in connection with an offering when the common stock originally sold by the syndicate member is purchased in syndicate covering transactions or otherwise.

Any of the activities described above, or comparable transactions described in any applicable prospectus supplement, may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in any of these activities and, even if they elect to do so, may end any of these activities at any time.

Any underwriters to whom the offered securities are sold for offering and sale may make a market in the offered securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. The offered securities may or may not be listed on a securities exchange. We cannot assure you that there will be a liquid trading market for any of our offered securities.

Under agreements entered into with us, underwriters, dealers and agents and related persons (or their affiliates) may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

The underwriters, dealers, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (“FINRA”) or independent broker-dealer will not be greater than eight percent of the initial gross proceeds from the sale of any security being sold. In connection with any rights offering to our common stockholders, we may also enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriter(s) will purchase our common stock remaining unsubscribed for after the rights offering, and we may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage any subscription rights offering for us.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and applicable SEC rules and regulations, including, among others, SEC Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

The aggregate offering price specified on the cover of this prospectus relates to the offering of the securities not yet issued as of the date of this prospectus.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

To the extent indicated in any applicable prospectus supplement, we may sell any of the securities offered pursuant to this prospectus in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our Company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and in satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our Company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

Dividend Reinvestment Plan

We may issue shares of common stock pursuant to our Dividend Reinvestment Plan. For additional information, please refer to the section of this prospectus entitled “Dividend Reinvestment Plan.”

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby, including certain tax matters, will be passed upon for us by Husch Blackwell LLP (“HB”), Kansas City, Missouri. HB may rely as to certain matters of Maryland law on the opinion of Venable LLP, Baltimore, Maryland. If certain legal matters in connection with an offering of securities are passed upon by counsel for the underwriters of such offering, such matters will be passed upon by such counsel to the underwriters will be named in a prospectus supplement.

EXPERTS

The consolidated financial statements of CorEnergy Infrastructure Trust, Inc. appearing in CorEnergy Infrastructure Trust, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014, including the Schedule appearing therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The financial statements of MoGas Pipeline LLC and statement of revenues over expenses of property owned by MRV Banks (referred to as the “Josephville Road Property”) for the years ended December 31, 2013 and December 31, 2012, incorporated in this prospectus by reference to CorEnergy Infrastructure Trust, Inc.’s Amendment No. 2 on Form 8-K/A to its Current Report on Form 8-K dated November 24, 2014, filed with the SEC on December 17, 2014, have been audited by RubinBrown LLP, an independent public accounting firm, as stated in their reports thereon incorporated by reference herein, and are included in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. This information is available free of charge by contacting us at 1110 Walnut, Suite 3350, Kansas City, MO 64106 or by telephone at 1-877-699-2677 or on our website at http://corenergy.corridortrust.com/. The information on our website is not incorporated by reference into this prospectus. You may also inspect and copy these reports, proxy statements and other information, as well as the registration statement of which this prospectus forms a part and the related exhibits and schedules, at the Public Reference Room of the SEC at 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s Internet website at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, D.C. 20549-0102.

This prospectus does not contain all of the information in our registration statement, including amendments, exhibits, and schedules. Statements in this prospectus about the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by this reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we later file with the SEC will automatically update and supersede this information. Any statement contained in a document which incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus or information that we later file with the SEC modifies or replaces that information.

We incorporate by reference the documents listed below and any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all the securities offered by this prospectus.

The documents listed below have been filed by us under the Exchange Act and are incorporated by reference in this prospectus supplement:

•	Our Annual Report on Form 10-K, for the fiscal year ended December 31, 2014, as originally filed with the SEC on March 16, 2015.

•	The information contained in our definitive proxy statement on Schedule 14A filed with the SEC on April 17, 2015 to the extent incorporated by reference in Part III of the Form 10-K.

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, as filed with the SEC on May 11, 2015.

•	Our Quarterly Report on Form 10-Q for the quarterly period ended on June 30, 2015, as filed with the SEC on August 10, 2015.

•	Our Quarterly Report on Form 10-Q for the quarterly period ended on September 30, 2015, as filed with the SEC on November 10, 2015.

•	Our Current Reports on Form 8-K, as filed with the SEC on November 25, 2014 (as amended by Amendment No. 1 thereto on Form 8-K/A filed November 25, 2014 and Amendment No. 2 thereto on Form 8-K/A filed December 17, 2014), January 16, 2015, January 23, 2015, January 27, 2015, January 28, 2015, January 30, 2015, March 19, 2015, April 30, 2015, May 22, 2015, June 19, 2015, June 22, 2015, June 24, 2015, June 29, 2015 (two reports), June 30, 2015 (as amended by Amendment No. 1 thereto on Form 8-K/A filed September 4, 2015), July 8, 2015, July 31, 2015, October 29, 2015, November 10, 2015, December 1, 2015, December 21, 2015, December 31, 2015 and January 19, 2016 (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC).

•	The description of our shares of common stock included in our registration statement on Form 8-A filed on February 1, 2007, and any amendment or report filed for the purpose of updating such description.

•	The description of our Depositary Shares, each representing 1/100th of a share of our Series A Preferred Stock included in our registration statement on Form 8-A filed on January 26, 2015, and any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC) after the date of this prospectus and prior to the termination of the offering of the securities covered by this prospectus, are incorporated by reference herein.

To obtain a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in such documents), please contact us at 1110 Walnut, Suite 3350, Kansas City, MO 64106.

CorEnergy Infrastructure Trust, Inc.

2,000,000 Depositary Shares

Each Representing 1/100th fractional interest of a Share of

7.375% Series A Cumulative Redeemable Preferred Stock, $0.001 par value

(Liquidation Preference $25.00 per Depositary Share)

PROSPECTUS SUPPLEMENT

                    , 2017

Wells Fargo Securities

Stifel

Drexel Hamilton